UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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LOWE’S COMPANIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LOWE’S COMPANIES, INC.

Notice of

Annual Meeting

and

Proxy Statement

2013

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 31, 2013: The Company’s Notice of Annual Meeting and Proxy Statement and Annual Report are available at https://materials.proxyvote.com/548661.

Corporate Offices	1000 Lowe’s Boulevard
Mooresville, North Carolina 28117
LOWE’S COMPANIES, INC.

April 15, 2013

TO LOWE’S SHAREHOLDERS:

It is my pleasure to invite you to attend our 2013 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277, on Friday, May 31, 2013 at 10:00 a.m., Eastern Time. Directions to the Ballantyne Hotel are printed on the back of this Proxy Statement.

This year, we are pleased to be again using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of this Proxy Statement and our 2012 Annual Report. The Notice contains instructions on how to access those documents and vote online. The Notice also contains instructions on how each of those shareholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2012 Annual Report and a form of proxy card or voting instruction card. All shareholders who do not receive a Notice of Internet Availability, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

We will broadcast the Annual Meeting live on the Internet. To access the webcast, visit Lowe’s website (www.Lowes.com/investor) where a link will be posted a few days before the meeting. A replay of the Annual Meeting will also be available beginning approximately three hours after the meeting concludes and will continue to be available for two weeks after the meeting.

Details regarding admission to the meeting and the items of business to be considered are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. Your vote is important. Regardless of whether you plan to attend the Annual Meeting, I hope you will vote as soon as possible to ensure your representation at the Annual Meeting.

Yours cordially,

Robert A. Niblock

Chairman of the Board, President

and Chief Executive Officer

Notice of

2013 Annual Meeting of Shareholders

of Lowe’s Companies, Inc.

Time and Date:	10:00 a.m., Eastern Time, on Friday, May 31, 2013

Place:	Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277

Purpose:

1. To elect 11 directors to one-year terms.

2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2013 fiscal year.

3. To approve the Company’s executive compensation.

4. To consider and vote upon a shareholder proposal set forth at pages 46 through 48 in the accompanying Proxy Statement.

5. To transact such other business as may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

Record Date:	Only shareholders of record as of the close of business on March 28, 2013 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Meeting Admission:

You are entitled to attend the Annual Meeting only if you were a Lowe’s shareholder as of the close of business on March 28, 2013 or hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a shareholder of record or hold your shares through the Company’s 401(k) Plan, Employee Stock Purchase Plan or Direct Stock Purchase Program, your ownership as of the record date will be verified prior to admittance into the meeting. If you are not a shareholder of record or a participant in one of the Company’s plans or purchase programs, but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 28, 2013 or similar evidence of ownership. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time. Check-in will begin at 8:30 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

Voting:

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the Internet site address listed on your proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or sign, date and return in the pre-addressed envelope provided the enclosed proxy or voting instruction card. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your Notice. You may also request a paper copy of our proxy materials by visiting the Internet site address listed on your Notice, calling the toll-free number listed on your Notice or sending an e-mail to the e-mail address listed on your Notice.

The Company’s Proxy Statement is attached. Financial and other information is contained in the Company’s Annual Report to Shareholders, a copy of which accompanies this Notice of Annual Meeting of Shareholders.

By order of the Board of Directors,

Gaither M. Keener, Jr.

Chief Legal Officer,

Chief Compliance Officer & Secretary

Mooresville, North Carolina

April 15, 2013

Lowe’s Companies, Inc.

Proxy Statement

for

2013 Annual Meeting of Shareholders

May 31, 2013

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Lowe’s Companies, Inc. (“Lowe’s” or the “Company”) of proxies to be voted at the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Ballantyne Hotel located at 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277 on Friday, May 31, 2013 at 10:00 a.m., Eastern Time.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are now furnishing proxy materials to most of our shareholders on the Internet. If you received only a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request a copy. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review the proxy materials over the Internet. The Notice of Internet Availability of Proxy Materials will also instruct you as to how you may submit your proxy over the Internet. If you received only a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, however, you should follow the instructions for requesting those materials included in the Notice.

On or about April 15, 2013, we will begin mailing to our shareholders the Notice of Internet Availability of Proxy Materials or, to shareholders who requested a hard copy of the proxy materials, the Proxy Statement, the accompanying form of proxy and our 2012 Annual Report.

Outstanding Shares

On March 28, 2013, there were 1,088,511,808 shares of the Company’s common stock (“Common Stock”) outstanding and entitled to vote. Shareholders are entitled to one vote for each share held on all matters to come before the meeting.

Who May Vote

Only shareholders of record as of the close of business on March 28, 2013 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

How To Vote

You may vote by proxy or in person at the meeting. If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the Internet site address listed on your proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or mail your signed and dated proxy or voting instruction card to our tabulator in the self-addressed envelope provided. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares online by proxy at the Internet site address listed on your Notice. You may also request a paper copy of our proxy materials by visiting the Internet site address listed on your Notice, calling the toll-free number listed on your Notice or sending an e-mail to the e-mail address listed on your Notice. Even if you plan to attend the meeting, we recommend that you vote by proxy prior to the meeting. You can always change your vote as described below.

How Proxies Work

The Board of Directors is asking for your proxy. By giving us your proxy, you authorize Gaither M. Keener, Jr. and Robert F. Hull, Jr. (members of Lowe’s management and shareholders of the Company), as proxyholders, to vote your shares at the meeting in the manner you direct. If you do not specify how you wish the proxyholders to vote your shares, they will vote your shares “FOR ALL” director nominees, “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, “FOR” the proposal to approve the Company’s executive compensation and “AGAINST” the shareholder proposal. The proxyholders also will vote your shares according to their discretion on any other matter properly brought before the meeting.

If for any reason any of the nominees for election as director becomes unavailable for election, discretionary authority may be exercised by the proxyholders to vote for substitutes proposed by the Board of Directors.

You may receive more than one Notice of Internet Availability of Proxy Materials, more than one e-mail (if you have elected electronic delivery of proxy materials) or more than one paper copy of the proxy materials, including multiple copies of this Proxy Statement, multiple proxy or voting instruction cards and multiple copies of our 2012 Annual Report, depending on how you hold your shares. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold your shares. If you are a shareholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must vote at the Internet site address listed on your proxy or voting instruction card, call the toll-free number listed on your proxy or voting instruction card, or sign, date and return each proxy card and voting instruction card that you receive; and vote over the Internet the shares represented by each Notice and e-mail that you receive (unless you have requested and received a proxy or voting instruction card for the shares represented by one or more of those Notices or e-mails).

Quorum

In order to carry out the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. If the persons present or represented by proxy at the meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Revoking Your Proxy

The shares represented by a proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a proxy bearing a later date. A proxy is also revoked if the person who executed the proxy is present at the meeting and elects to vote in person.

Votes Needed

Election of Directors.    In uncontested elections, directors are elected by the affirmative vote of a majority of the outstanding shares of the Company’s voting securities voted at the meeting, including those shares for which votes are cast as “withheld.” In the event that a director nominee fails to receive the required majority vote, the Board of Directors may decrease the number of directors, fill any vacancy, or take other appropriate action. If the number of nominees exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast by the holders of voting securities entitled to vote in the election.

Approval of the Company’s Executive Compensation.    The result of the vote on the proposal to approve the Company’s executive compensation will not be binding on the Company or the Board of Directors. The Board of Directors will review the voting result and take it into consideration when making future decisions regarding executive compensation.

Other Proposals.    Approval of the other proposals and any other matter properly brought before the meeting requires the favorable vote of a majority of the votes cast on the applicable matter at the meeting in person or by proxy.

Withhold Votes, Abstentions and Broker Non-Votes

Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker “non-vote” occurs when a brokerage firm or other nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Shares held by a brokerage firm or other nominee that are not voted on any matter at the meeting are not included in determining whether a quorum is present.

Under the New York Stock Exchange rules and regulations (the “NYSE rules”), the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is considered a “discretionary” matter, which means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions. However, the election of directors, the proposal to approve the Company’s executive compensation and the shareholder proposal are “non-discretionary” matters under the NYSE rules, which means brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

With respect to Proposal One, the election of directors, only “for” and “withhold” votes may be cast, and abstentions and broker “non-votes” will have no effect on the outcome of this proposal. With respect to Proposals Two, Three and Four, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, the approval of the Company’s executive compensation and the shareholder proposal, abstentions and broker “non-votes” will not be counted as votes cast and, therefore, will not have any effect on the outcomes of these proposals.

Our Voting Recommendation

Our Board of Directors recommends that you vote:

•	“FOR ALL” of our nominees to the Board of Directors;

•	“FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm;

•	“FOR” the proposal to approve the Company’s executive compensation; and

•	“AGAINST” the shareholder proposal regarding executive stock retention requirements.

Proxy cards that are timely signed, dated and returned but do not contain instructions on how you want to vote will be voted in accordance with our Board of Directors’ recommendations.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2013 or in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Attending In Person

Only shareholders as of the close of business on March 28, 2013, their properly designated proxies and guests of the Company may attend the Annual Meeting. You must present photo identification for admittance. If you are a shareholder of record or hold your shares through the Company’s 401(k) Plan, Employee Stock

Purchase Plan or Direct Stock Purchase Program, your name will be verified against the list of shareholders of record or plan or purchase program participants on the record date prior to your admission to the Annual Meeting. If you are not a shareholder of record or a participant in one of the Company’s plans or purchase programs, but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 28, 2013 or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

The meeting will begin promptly at 10:00 a.m., Eastern Time, and check-in will begin at 8:30 a.m., Eastern Time.

Conduct of the Meeting

Pursuant to the Company’s Bylaws, the Chairman of our Board will act as chairman and preside over the Annual Meeting. The Chairman has broad authority to conduct the meeting in an orderly and timely manner. This authority includes making all rulings on matters of procedure at the Annual Meeting, including recognizing shareholders or proxies who wish to speak, determining the extent of discussion on each item of business and managing disruptions or disorderly conduct. In his discretion, the Chairman may also appoint the Company’s Secretary or another officer of the Company as parliamentarian to rule on all questions of procedure at the Annual Meeting.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The number of directors is currently fixed at 11. On the recommendation of the Governance Committee, the Board of Directors has nominated the 11 persons named below for election as directors this year. If elected, each nominee will serve until his or her term expires at the 2014 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified. All of the nominees are currently serving as directors and all of the nominees were elected to the Board at last year’s Annual Meeting. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

The Board of Directors recommends a vote “FOR ALL” of the 11 nominees listed below. Unless authority to vote in the election of directors is withheld, it is the intention of the persons named as proxies to vote “FOR ALL” of the 11 nominees. If at the time of the meeting any of these nominees is unavailable for election as a director for any reason, which is not expected to occur, the proxyholders will vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS,

ATTRIBUTES AND SKILLS OF THE NOMINEES

RAUL ALVAREZ	Director Since: 2010 Age: 57

Mr. Alvarez is the Chairman of the board of Skylark Co., Ltd., a privately-held Japanese holding company operating more than 3,000 restaurants. Mr. Alvarez served as President and Chief Operating Officer of McDonald’s Corporation from August 2006 until his retirement in December 2009. Previously, he served as President of McDonald’s North America from January 2005 to August 2006 and as President of McDonald’s USA from July 2004 to January 2005. Mr. Alvarez joined McDonald’s in 1994 and held a variety of leadership positions during his tenure with the company, including Chief Operations Officer and President of the Central Division, both with McDonald’s USA, and President of McDonald’s Mexico. Before joining McDonald’s,

Mr. Alvarez served as both a Corporate Vice President and as Division Vice President—Florida for Wendy’s International, Inc. from 1990 to 1994. Prior to that, he was with Burger King Corporation from 1977 to 1989 where he held a variety of positions including Managing Director of Burger King Spain, President of Burger King Canada, and Regional Vice President for Florida Region. Mr. Alvarez currently serves on the boards of directors of Dunkin’ Brands Group, Inc. and Eli Lilly and Company. Mr. Alvarez was a director of McDonald’s Corporation and KeyCorp until 2009. He was also a member of the board of directors of the National Retail Federation Inc., the world’s largest retail trade association, until 2010.

Experience, Qualifications, Attributes and Skills.    Mr. Alvarez brings to the Board over 30 years of experience in the retail industry. As a senior executive of the leading global foodservice retailer and other global restaurant businesses, Mr. Alvarez developed in-depth knowledge of consumer marketing, brand management, global expansion, multi-national operations and strategic planning. His background in these areas, along with his international perspective, is highly valuable to the Board as it continues to focus on the Company’s global expansion.

DAVID W. BERNAUER	Director Since: 2007 Age: 69

Mr. Bernauer, who has served as Lead Director of Lowe’s since May 2010, served as the Non-Executive Chairman of the board of directors of Walgreen Co., the nation’s largest drugstore chain with approximately 8,000 locations in 50 states, the District of Columbia, Guam and Puerto Rico, from January 2007 until his retirement in July 2007. From January 2002 until July 2006, he served as Chief Executive Officer of Walgreens, at which time he ceased to be Chief Executive Officer and served as Executive Chairman of the company until January 2007. Mr. Bernauer previously served as President and Chief Operating Officer of Walgreens and in various management positions, with increasing areas of responsibility, since joining Walgreens in 1966. Mr. Bernauer currently serves on the board of directors of NBTY, Inc., and was a director of Office Depot, Inc. until 2011.

Experience, Qualifications, Attributes and Skills.    In addition to his strong leadership and broad business management skills developed as the Chief Executive Officer of the nation’s largest drugstore chain, Mr. Bernauer brings more than 40 years of retail industry experience to Lowe’s Board, including an in-depth knowledge of the challenges of managing an expanding store base, store operations, marketing, merchandising, finance and information technology.

LEONARD L. BERRY, PH.D.	Director Since: 1998 Age: 70

Dr. Berry is a University Distinguished Professor of Marketing, Regents Professor and Presidential Professor for Teaching Excellence and holds the M.B. Zale Chair in Retailing and Marketing Leadership in the Mays Business School at Texas A&M University. Dr. Berry has been a Professor of Marketing at Texas A&M University, since 1982, and a Professor of Humanities in Medicine in the College of Medicine at The Texas A&M University System Health Science Center, since 2004. He is also the founder of the Center for Retailing Studies at Texas A&M University. An accomplished author, he has published numerous articles and a series of books on service management, marketing and quality. Dr. Berry currently serves on the boards of directors of Darden Restaurants, Inc. and Genesco Inc.

Experience, Qualifications, Attributes and Skills.    Dr. Berry’s extensive academic background in teaching and conducting research in marketing is a valuable asset to Lowe’s Board in support of understanding customer expectations, improving service quality and building a strong services brand for Lowe’s.

PETER C. BROWNING	Director Since: 1998 Age: 71

Mr. Browning has been the Managing Director of Peter Browning Partners, a board advisory consulting firm, since 2009. Mr. Browning serves as Lead Director of Nucor Corporation, a steel manufacturer, a position he has held since 2006. Mr. Browning was Non-Executive Chairman of Nucor from 2000 to 2006. He was the Dean of the McColl Graduate School of Business at Queens University of Charlotte, North Carolina, from 2002 to 2005. From 1998 to 2000, Mr. Browning was President and Chief Executive Officer, from 1996 to 1998, President and Chief Operating Officer, and from 1993 to 1996, Executive Vice President of Sonoco Products Company, a manufacturer of industrial and consumer packaging products. Before joining Sonoco, Mr. Browning was Chairman, President and Chief Executive Officer of National Gypsum Company, a manufacturer and supplier of building and construction products, from 1990 to 1993. He currently serves on the boards of directors of Acuity Brands, Inc., where he serves as Lead Director, EnPro Industries, Inc., Equilar, Inc. and Nucor Corporation, and was a director of Wachovia Corporation and The Phoenix Companies, Inc. until 2008 and 2009, respectively.

Experience, Qualifications, Attributes and Skills.    Mr. Browning brings a unique breadth and depth of experience and expertise to Lowe’s Board, including board governance, board performance and dynamics and executive leadership transition and succession planning. Mr. Browning also brings to Lowe’s Board industry experience in the building and construction products sector.

RICHARD W. DREILING	Director Since: 2012 Age: 59

Mr. Dreiling has served as Chief Executive Officer of Dollar General Corporation, the nation’s largest small-box discount retailer, since January 2008, and Chairman of the board, since December 2008. Before joining Dollar General, Mr. Dreiling served as Chief Executive Officer, President and a director of Duane Reade Holdings, Inc. and Duane Reade Inc., the largest drugstore chain in New York City, from November 2005 until January 2008, and as Chairman of the board of Duane Reade from March 2007 until January 2008. Prior to that, Mr. Dreiling, beginning in March 2005, served as Executive Vice President—Chief Operating Officer of Longs Drug Stores Corporation, an operator of a chain of retail drug stores on the West Coast and Hawaii, after having joined Longs in July 2003 as Executive Vice President and Chief Operations Officer. From 2000 to 2003, Mr. Dreiling served as Executive Vice President—Marketing, Manufacturing and Distribution at Safeway, Inc., a food and drug retailer. Prior to that, Mr. Dreiling served from 1998 to 2000 as President of Vons, a southern California food and drug division of Safeway. Mr. Dreiling is also Vice Chairman and a member of the board of directors of the Retail Industry Leaders Association (RILA), a trade association based in Arlington, Virginia for the retail industry that includes nine of the top 10 U.S. retailers among its members.

Experience, Qualifications, Attributes and Skills.    Mr. Dreiling brings to Lowe’s Board over 40 years of retail industry experience at all operating levels. Mr. Dreiling provides a unique perspective regarding the retail industry as a result of his experience progressing through the ranks within various retail companies. Over the course of his career, Mr. Dreiling has developed deep insight into all key areas of a retail business as a result of his experience overseeing the operations, marketing, manufacturing and distribution functions of a number of retail companies.

DAWN E. HUDSON	Director Since: 2001 Age: 55

Ms. Hudson is Vice Chair of The Parthenon Group, an advisory firm focused on business strategy consulting. Ms. Hudson was the President and Chief Executive Officer of Pepsi-Cola North America, the refreshment beverage unit of PepsiCo, Inc. in the United States and Canada, until November 2007, where she served as

President from May 2002 and Chief Executive Officer from March 2005. She also served as Chief Executive Officer of the PepsiCo Foodservice Division from March 2005 to November 2007. Prior to joining PepsiCo, Ms. Hudson spent 13 years in the marketing, advertising and branding strategy arena with leadership positions at major agencies such as D’Arcy Masius Benton & Bowles and Omnicom. She currently serves on the boards of directors of Allergan, Inc. and The Interpublic Group of Companies, Inc. She was a director of P.F. Chang’s China Bistro, Inc. until 2012.

Experience, Qualifications, Attributes and Skills.    Ms. Hudson brings to Lowe’s Board extensive experience in executive leadership spanning consumer goods, foodservice and communication companies. In addition, as a former marketing executive, Ms. Hudson brings to Lowe’s Board valuable expertise and insights in leveraging national brands, proprietary brand development and consumer behavior. Ms. Hudson also has broad governance experience gained through serving as a director of public companies for more than 10 years.

ROBERT L. JOHNSON	Director Since: 2005 Age: 67

Mr. Johnson is the founder and Chairman of The RLJ Companies, which owns or holds interests in a diverse portfolio of companies in the banking, private equity, real estate, hospitality, professional sports (including the NBA Charlotte Bobcats), film production, gaming and automobile dealership industries. Prior to forming The RLJ Companies, he was founder and Chairman of Black Entertainment Television (BET), which was acquired in 2001 by Viacom Inc., a media-entertainment holding company. Mr. Johnson continued to serve as Chief Executive Officer of BET until 2006. He currently serves on the boards of directors of KB Home and Strayer Education, Inc.

Experience, Qualifications, Attributes and Skills.    As a successful business leader and entrepreneur, Mr. Johnson brings to Lowe’s Board his experience in a number of critical areas, including real estate, finance, brand development, multicultural marketing and providing customer satisfaction.

MARSHALL O. LARSEN	Director Since: 2004 Age: 64

Mr. Larsen retired in July 2012 as Chairman, President and Chief Executive Officer of Goodrich Corporation, a supplier of systems and services to the aerospace and defense industry. Mr. Larsen had served as Chairman of Goodrich since October 2003 and President and Chief Executive Officer, since February 2002 and April 2003, respectively. Prior to that, Mr. Larsen was Chief Operating Officer of Goodrich from February 2002 to April 2003, and Executive Vice President and President and Chief Operating Officer of Goodrich Aerospace division of Goodrich from 1995 to 2002. He currently serves on the boards of directors of Becton, Dickinson and Company, United Technologies Corporation and the Federal Reserve Bank of Richmond.

Experience, Qualifications, Attributes and Skills.    As Chairman and Chief Executive Officer of a publicly traded company for nine years, Mr. Larsen developed strong executive leadership and strategic management skills. Mr. Larsen also brings to Lowe’s Board 30 years of domestic and international business experience, including expertise in a number of critical areas, such as accounting and finance, retail sales and marketing.

RICHARD K. LOCHRIDGE	Director Since: 1998 Age: 69

Mr. Lochridge is the founder and served as President of Lochridge & Company, Inc., a general management consulting firm, from 1986 until his retirement in September 2010. He currently serves on the boards of directors of Dover Corporation and PetSmart, Inc. He was a director of John H. Harland Company until 2007.

Experience, Qualifications, Attributes and Skills.    Mr. Lochridge brings to Lowe’s Board his more than 40 years of experience as a consultant working closely with senior management on operational and organizational strategies and challenges at leading companies across a broad range of industries, including a number of large retailers with international operations.

ROBERT A. NIBLOCK	Director Since: 2004 Age: 50

Mr. Niblock has served as Chairman of the Board and Chief Executive Officer of Lowe’s Companies, Inc., since January 2005. In May 2011, he reassumed the title of President, after having served in that role from 2003 to 2006. Mr. Niblock joined Lowe’s in 1993, and during his career with the Company, has served as Vice President and Treasurer, Senior Vice President—Finance, and Executive Vice President and Chief Financial Officer. Before joining Lowe’s, Mr. Niblock had a nine-year career with the accounting firm Ernst & Young. He currently serves on the board of directors of ConocoPhillips. Mr. Niblock is also Secretary and has been a member, since 2003, and previously served as Chairman of the board of directors, of the Retail Industry Leaders Association (RILA).

Experience, Qualifications, Attributes and Skills.    During his 20-year career with the Company, Mr. Niblock has held a number of different positions with the Company, gaining a deep understanding of Lowe’s operations and its organizational culture and values. With a background in accounting, Mr. Niblock also brings accounting and related financial management experience to Lowe’s Board.

ERIC C. WISEMAN	Director Since: 2011 Age: 57

Mr. Wiseman has served as Chairman of VF Corporation, an apparel company, since August 2008, as Chief Executive Officer since January 2008, and as President since March 2006. Prior to that, he served as Chief Operating Officer of VF from March 2006 to January 2008. Mr. Wiseman joined VF in 1995 and has held a variety of leadership positions during his tenure with the company, including Executive Vice President, Global Brands and Vice President and Chairman, Sportswear and Outdoor Coalitions. Mr. Wiseman currently serves on the board of directors of CIGNA Corporation. Mr. Wiseman is also Treasurer and a member of the board of directors of the Retail Industry Leaders Association (RILA), and Chairman and a member of the board of visitors of the School of Business at Wake Forest University.

Experience, Qualifications, Attributes and Skills.    As Chairman and Chief Executive Officer of a publicly traded company for more than four years, Mr. Wiseman has developed strong executive leadership and strategic management skills. Mr. Wiseman also brings to Lowe’s Board valuable expertise and insights in a number of critical areas, including consumer marketing, brand management, multi-national operations and strategic planning.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board of Directors has adopted Corporate Governance Guidelines setting forth guidelines and standards with respect to the role and composition of the Board, the functioning of the Board and its committees, the compensation of directors, succession planning and management development, the Board’s and its committees’ access to independent advisers and other matters. The Governance Committee of the Board of Directors regularly reviews and assesses corporate governance developments and recommends to the Board modifications to the Corporate Governance Guidelines as warranted. The Company has also adopted a Code of Business Conduct and Ethics for its directors, officers and employees. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted on the Company’s website at www.Lowes.com/investor.

Director Independence

Lowe’s Corporate Governance Guidelines provide that in accordance with long-standing policy, a majority of the members of the Company’s Board of Directors must qualify as independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board has adopted Categorical Standards for Determination of Director Independence (“Categorical Standards”) to assist the Board in making determinations of independence. A copy of these Categorical Standards is attached as Appendix A to this Proxy Statement.

The Governance Committee and the Board have evaluated the transactions, relationships or arrangements between each director (and his or her immediate family members and related interests) and the Company in each of the most recent three completed fiscal years. They include the following, all of which were entered into by the Company in the ordinary course of business:

•	David W. Bernauer was a director until April 2011 and is a less than 1% shareholder of Office Depot, Inc. from which the Company purchases office equipment and supplies.

•	Peter C. Browning is the Lead Director and a less than 1% shareholder of Acuity Brands, Inc. from which the Company purchases various lighting products.

•

Robert L. Johnson is a controlling shareholder of OppsPlace, an online jobs site targeting minority professionals and business owners, of which the Company is a subscriber. Mr. Johnson controlled and was an officer of the organization that owns the Charlotte Bobcats NBA team until March 2010 when he sold majority interest of that organization to Michael Jordan and MJ Basketball Holdings, LLC. Mr. Johnson retains a minority interest in, but is no longer an officer of, the organization that owns the Charlotte Bobcats. The Company has a multi-year sponsorship agreement with the team that provides marketing and advertising benefits for the Company. Until September 2010, Mr. Johnson was a director and a significant shareholder of the parent holding company of Urban Trust Bank, which the Company continues to use as a depositary bank.

•	Richard K. Lochridge is a director and less than 1% shareholder of Dover Corporation, which, through several subsidiaries, is a vendor to Lowe’s for various products.

In addition, the Board considered the amount of the Company’s discretionary charitable contributions in each of the most recent three completed fiscal years to charitable organizations where a director, or a member of his or her immediate family, serves as a director or trustee.

As a result of this evaluation, the Board has affirmatively determined, upon the recommendation of the Governance Committee, that currently each director, other than Robert A. Niblock, and all of the members of the Audit Committee, Compensation Committee and Governance Committee, are “independent” within the Company’s Categorical Standards and the NYSE rules, and, in the case of Audit Committee members, the separate SEC requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their compensation as directors.

Compensation of Directors

Annual Retainer Fees.    Directors who are not employed by the Company are paid an annual retainer of $80,000, and non-employee directors who serve as Chairman of the Compensation Committee or Governance

Committee receive an additional $15,000 annually, or $25,000 annually in the case of the Audit Committee Chairman, for serving in such position. The Lead Director receives an additional retainer of $25,000 per year. Directors who are employed by the Company receive no additional compensation for serving as directors. The annual retainer amount was last increased in 2011.

Stock Awards.    In May 2005, shareholders approved the Lowe’s Companies, Inc. Amended and Restated Directors’ Stock Option and Deferred Stock Unit Plan (the “Directors’ Plan”), allowing the Board to elect to grant deferred stock units or options to purchase Common Stock at the first directors’ meeting following the Annual Meeting of Shareholders each year (the “Award Date”) to non-employee directors. Beginning with the directors’ meeting following the Annual Meeting of Shareholders held May 27, 2005, it has been the Board’s policy to grant only deferred stock units. A deferred stock unit represents the right to receive one share of Lowe’s Common Stock. The annual grant of deferred stock units for each of the Company’s directors who is not employed by the Company is determined by taking the annual grant amount of $140,000 and dividing it by the closing price of a share of Lowe’s Common Stock as reported on the NYSE on the Award Date, which amount is then rounded up to the next 100 units. The deferred stock units receive dividend equivalent credits, in the form of additional units, for any cash dividends subsequently paid with respect to Common Stock. All units credited to a director are fully vested and will be paid in the form of Common Stock after the termination of the director’s service.

The Directors’ Plan expired by its terms in 2008. In May 2009, the Board of Directors recommended, and shareholders approved, amendments to the Lowe’s Companies, Inc. 2006 Long Term Incentive Plan (the “2006 LTIP”) that made the Company’s non-employee directors eligible to participate in that plan. Under the amended and restated 2006 LTIP, the Board of Directors is continuing to grant deferred stock units following the Annual Meeting each year to non-employee directors. The annual grant is determined as it was previously determined under the Directors’ Plan, subject to change by the Board of Directors upon recommendation of the Executive Committee.

Deferral of Annual Retainer Fees.    In 1994, the Board adopted the Lowe’s Companies, Inc. Directors’ Deferred Compensation Plan. This plan allows each non-employee director to defer receipt of all, but not less than all, of the annual retainer and any committee chairman or Lead Director fees otherwise payable to the director in cash. Deferrals are credited to a bookkeeping account and account values are adjusted based on the investment measure selected by the director. One investment measure adjusts the account value based on interest calculated in the same manner and at the same rate as interest on amounts invested in the short-term interest fund option available to employees participating in the Lowe’s 401(k) Plan, a tax-qualified, defined contribution plan sponsored by the Company. The other investment measure assumes that the deferrals are invested in Lowe’s Common Stock with reinvestment of all dividends. A director may allocate deferrals between the two investment measures in 25% multiples. Account balances may not be reallocated between the investment measures. Account balances are paid in cash in a single sum payment following the termination of a director’s service.

The following table summarizes the compensation paid to non-employee directors during fiscal year 2012:

Director Compensation Table

Fiscal Year 2012

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Raul Alvarez	$ 80,000	$142,344	$222,344
David W. Bernauer	$120,000	$142,344	$262,344
Leonard L. Berry	$ 80,000	$142,344	$222,344
Peter C. Browning	$105,000	$142,344	$247,344
Richard W. Dreiling	$ 80,000	$142,344	$222,344
Dawn E. Hudson	$ 80,000	$142,344	$222,344
Robert L. Johnson	$ 80,000	$142,344	$222,344
Marshall O. Larsen	$ 95,000	$142,344	$237,344
Richard K. Lochridge	$ 80,000	$142,344	$222,344
Eric C. Wiseman	$ 80,000	$142,344	$222,344

(1)

The dollar amount shown for these stock awards represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation — Stock Compensation” (FASB ASC Topic 718) for 5,400 deferred stock units granted to each director in fiscal year 2012. See Note 9, “Accounting for Share-Based Payment,” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended February 1, 2013 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used for calculating the grant date value of the deferred stock units. These amounts do not correspond to the actual value that may be recognized by a director with respect to these awards when they are paid in the form of Common Stock after the termination of the director’s service. As of February 1, 2013, each non-employee director, with the exception of Messrs. Alvarez, Bernauer, Dreiling and Wiseman, held 39,706 deferred stock units. As of February 1, 2013, Mr. Alvarez (who was first elected a director on August 20, 2010) held 11,458 deferred stock units, Mr. Bernauer (who was first elected a director on May 25, 2007) held 32,144 deferred stock units and Mr. Dreiling (who was first elected a director on January 27, 2012) and Mr. Wiseman (who was first elected a director on November 11, 2011) each held 5,461 deferred stock units.

Director Stock Ownership Guidelines.    To ensure that non-employee directors become and remain meaningfully invested in Company stock, non-employee directors are required to own shares of Lowe’s Common Stock having a market value equal to five times the annual retainer fee payable to them. A non-employee director must meet the stock ownership requirement within five years of becoming a member of the Board. In addition to shares owned by non-employee directors, the full value of deferred stock units are counted for purposes of determining a director’s compliance with the stock ownership requirement.

Board Meetings, Committees of the Board and Board Leadership Structure

Attendance at Board and Committee Meetings.    During fiscal year 2012, the Board of Directors held six meetings. All incumbent directors attended 75% or more of the aggregate of all meetings of the Board and the committees on which they served.

Board Leadership Structure.    Robert A. Niblock currently holds the positions of Chairman of the Board, President and Chief Executive Officer of the Company. The Corporate Governance Guidelines of the Company provide that if the Board determines the roles of Chief Executive Officer and Chairman shall not be separate, a Lead Director, who will be an independent director, will be elected by the independent directors annually at the meeting of the Board of Directors held in conjunction with the Annual Meeting of Shareholders. In June 2012, the Board reappointed David W. Bernauer to serve as Lead Director of the Company. The Corporate Governance Guidelines provide that the Lead Director will:

•	preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the non-management directors;

•	serve as a liaison between the Chairman and the independent directors;

•	approve information sent to the Board;

•	approve meeting agendas for the Board;

•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	have the authority to call meetings of the independent directors; and

•	be available for consultation and direct communication with major shareholders upon request at the direction of the Chief Executive Officer.

The Lead Director also serves as the Chairperson of the Governance Committee of the Board of Directors, which functions as the Board’s nominating committee as well, and is comprised entirely of independent directors.

In addition, the Corporate Governance Guidelines of the Company provide that the Board will remain free to make a determination regarding whether the roles of Chairman and Chief Executive Officer should be separated or combined on the basis of criteria that the Board believes are in the best interests of the Company and in the manner it judges most appropriate for the Company at any given point in time. As part of this process, the Board periodically considers whether the roles of Chairman and Chief Executive Officer should be combined or separated based upon the Company’s needs and the strengths and talents of its executives at any given point in time. Given the existence of a Lead Director and the scope of the Lead Director’s responsibilities, as well as Lowe’s overall governance profile, the Board has determined the roles of the Chairman and Chief Executive Officer shall not be separated.

The Board believes that the Company’s current leadership structure with the combined Chairman/Chief Executive Officer leadership role promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. The Board also believes that having an independent Lead Director whose responsibilities closely parallel those of an independent Chairman ensures that the appropriate level of independent oversight is applied to all Board decisions.

Board’s Role in the Risk Management Process.    Management must take a wide variety of risks to enhance shareholder value. It is the Board of Directors’ responsibility to ensure that management has established and adequately resourced processes for identifying and preparing the Company to manage those risks effectively. It is also the Board’s responsibility to challenge management regularly to demonstrate that those processes are effective in operation.

Lowe’s has adopted the concept of enterprise risk management (“ERM”) using the framework issued in 2004 by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s Chief Risk Officer, who reports directly to the Chairman, President and Chief Executive Officer, is responsible for implementing the Company’s ERM processes. During the Board meeting held each November, he presents to the Board a comprehensive review of the Company’s ERM processes. His presentation includes an update on any significant new risks that have been identified and assessed during the year and the strategies management has developed for managing them. During his presentation, the directors actively discuss with him and other members of management the risks that have been identified to gain a deeper understanding of the risks the Company faces and establish a mutual understanding between the Board and management regarding the Company’s willingness to take risks and the strategies to be used to manage them.

The Company’s Chief Risk Officer also presents updates on the Company’s ERM processes and specific potential risks and trends at other meetings of the Board during the year. In addition, the Chairman, President and Chief Executive Officer addresses as necessary at the regularly scheduled Board meetings matters of particular importance or concern to the Company, including any significant areas of risk requiring Board attention. In the course of reviewing the Company’s strategic initiatives throughout the year, the Board considers the types and nature of risks associated with those initiatives, their potential impact on the Company and the steps that have or could be taken by management to mitigate them.

Although the Board of Directors believes that oversight of the Company’s ERM processes is a responsibility of the full Board, the Audit Committee of the Board addresses at each of its regular meetings risk oversight of the Company’s major financial exposures and the steps management has taken to identify, assess, monitor, control, remediate and report such exposures. The Audit Committee also reviews periodically with the Company’s Chief Legal Officer and Chief Compliance Officer legal matters that may have a material adverse impact on the Company’s financial statements, compliance with laws and any material reports received from regulatory agencies. And finally, as noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee’s independent compensation consultant annually provides the Compensation Committee with an audit and analysis of the risk associated with the Company’s executive compensation programs.

The Board believes that its oversight of the Company’s ERM processes benefits from having one person serve as the Chairman of the Board and Chief Executive Officer. With his in-depth knowledge and understanding of the Company’s operations, Mr. Niblock, as Chairman, President and Chief Executive Officer, is better able to bring key strategic and business issues and risks to the Board’s attention than would a Non-Executive Chairman of the Board. The role of the Board’s Audit Committee, which consists of fully independent directors, in the oversight of the Company’s major financial exposures, preserves the benefit of independent risk oversight along with full Board responsibility and review.

Executive Sessions of the Non-Management Directors.    The non-management directors, all of whom are independent, meet in executive session at each of the regularly scheduled Board meetings and as necessary at other Board meetings. The Company’s Lead Director presides over these executive sessions, and, in the Lead Director’s absence, the non-management directors may select another non-management director present to preside.

Attendance at Annual Meetings of Shareholders.    Directors are expected to attend the Annual Meeting of Shareholders. All 11 of the incumbent directors attended last year’s Annual Meeting of Shareholders, except Richard W. Dreiling, Chief Executive Officer and Chairman of the board of directors of Dollar General Corporation, who was unable to attend because Dollar General Corporation’s Annual Meeting of Shareholders was held on the same day.

Committees of the Board of Directors and their Charters.    The Board has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Governance Committee. Each of these Committees, other than the Executive Committee, acts pursuant to a written charter adopted by the Board of Directors. The Executive Committee operates in accordance with the Company’s Bylaws and Corporate Governance Guidelines. A copy of each written committee charter and the Corporate Governance Guidelines are available on our website at www.Lowes.com/investor.

How to Communicate with the Board of Directors and Independent Directors.    Interested persons wishing to communicate with the Board of Directors may do so by sending a written communication addressed to the Board or to any member individually in care of Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117. Interested persons wishing to communicate with the independent directors as a group may do so by sending a written communication addressed to David W. Bernauer, as Lead Director, in care of Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117. Any communication addressed to a director that is received at Lowe’s principal executive offices will be delivered or forwarded to the individual director as soon as practicable. Lowe’s will forward all communications received from its shareholders or other interested persons that are addressed simply to the Board of Directors to the Lead Director or to the chairman of the committee of the Board of Directors whose purpose and function is most closely related to the subject matter of the communication.

Audit Committee

Number of Members:	Five

Members:	Peter C. Browning (Chairman), Raul Alvarez, David W. Bernauer, Leonard L. Berry and Richard W. Dreiling

Number of Meetings in Fiscal Year 2012:	Seven

Purpose and Functions:

The primary purpose of the Audit Committee is to assist the Board of Directors in monitoring (A) the integrity of the Company’s financial statements, (B) the Company’s legal and regulatory compliance, (C) the Company’s independent registered public accounting firm’s qualifications and independence, (D) the performance of the Company’s internal audit function and independent registered public accounting firm and (E) compliance by the Company with its established internal controls. In addition, the Audit Committee is responsible for preparing the Report of the Audit Committee included in this Proxy Statement. The Audit Committee is directly and solely responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm. In addition, the Audit Committee is solely responsible for pre-approving all engagements related to audit, review and attest reports required under the securities laws and all other engagements permissible under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for services to be performed for the Company by its independent registered public accounting firm, including the fees and terms applicable thereto. The Audit Committee is also responsible for reviewing and concurring with the Company’s Chief Risk Officer in the appointment, appraisal, replacement, reassignment or dismissal of the Vice President of Internal Audit. The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the independent registered public accounting firm for audit services, audit-related services, tax services and all other services; reviews with the Company’s Vice President of Internal Audit the staffing, training and development, and the work of the Internal Audit Department; reviews the Company’s financial statements and the critical accounting policies and practices used by management; reviews audit results and other matters relating to the adequacy of the Company’s internal controls; and reviews with the Company’s Chief Legal Officer and Chief Compliance Officer legal matters and the program of monitoring compliance with the Company’s Code of Business Conduct and Ethics. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters. Each member of the Audit Committee is “financially literate,” as that term is defined under NYSE rules, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert,” as such term is defined by the SEC, and has designated Peter C. Browning, Chairman of the Audit Committee, as an audit committee financial expert. Each member of the Audit Committee is also “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Exchange Act, the Categorical Standards and

the rules of the NYSE. The members of the Audit Committee annually review the Audit Committee Charter and conduct an annual performance evaluation of the Audit Committee performance with the assistance of the Governance Committee.

Compensation Committee

Number of Members:	Five

Members:	Marshall O. Larsen (Chairman), Dawn E. Hudson, Robert L. Johnson, Richard K. Lochridge and Eric C. Wiseman

Number of Meetings in Fiscal Year 2012:	Seven

Purpose and Functions:

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation for the Company’s executives. The Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the compensation for the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of these established goals and objectives and, based upon this evaluation, determines and approves the Chief Executive Officer’s annual compensation, which it forwards to the Board for ratification by the independent directors. The Compensation Committee also reviews and approves the compensation for all other executive officers of the Company, and reviews and approves all annual management incentive plans and all awards under multi-year incentive plans, including equity-based incentive arrangements authorized under the Company’s equity incentive compensation plans. The Compensation Committee has the authority to retain a compensation consultant to assist in the evaluation of executive officer compensation, and pursuant to this authority, the Committee engaged Farient Advisors LLC as its independent compensation consultant for 2012. The Compensation Committee has assessed the independence of the compensation consultant and concluded that no conflict of interest exists that would prevent the consultant from independently advising the Committee. Please see “Compensation Discussion and Analysis – Compensation Process” beginning on page 22 of this Proxy Statement for a description of the Committee’s process for the consideration and determination of executive compensation and the compensation consultant’s role in that process.

The Compensation Committee is also responsible for reviewing and discussing with management the Company’s Compensation Discussion and Analysis and recommending to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report and Proxy Statement. See “Executive Officer Compensation — Compensation Discussion and Analysis” elsewhere in this Proxy Statement for a more detailed description of the Company’s processes and procedures for the consideration and determination of executive compensation. In addition, the Compensation Committee is responsible for preparing the Compensation Committee Report included in this Proxy Statement.

The Compensation Committee conducts an annual performance evaluation of its performance with the assistance of the Governance Committee. Each member of the Compensation Committee is “independent” within the meaning of the Categorical Standards and the rules of the NYSE.

Executive Committee

Number of Members:	Four

Members:	Robert A. Niblock (Chairman), David W. Bernauer, Peter C. Browning and Marshall O. Larsen

Number of Meetings in Fiscal Year 2012:	Three

Purpose and Functions:

The Executive Committee is generally authorized to have and to exercise all powers of the Board, except those reserved to the Board of Directors by the North Carolina Business Corporation Act or the Company’s Bylaws. Under the Company’s Corporate Governance Guidelines, the Executive Committee is responsible for considering at least annually succession planning for the Chairman and Chief Executive Officer and for providing a report on such succession planning to the Governance Committee on a regular basis. The Executive Committee is also given the responsibility under the Company’s Corporate Governance Guidelines for recommending any changes in director compensation to the Board of Directors for approval.

Governance Committee

Number of Members:	Ten

Members:	David W. Bernauer (Chairman), Raul Alvarez, Leonard L. Berry, Peter C. Browning, Richard W. Dreiling, Dawn E. Hudson, Robert L. Johnson, Marshall O. Larsen, Richard K. Lochridge and Eric C. Wiseman

Number of Meetings in Fiscal Year 2012:	Five

Purpose and Functions:

The purpose of the Governance Committee, which functions both as a governance and as a nominating committee, is to (A) identify and recommend individuals to the Board for nomination as members of the Board and its committees consistent with the criteria approved by the Board, (B) develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company and (C) oversee the evaluation of the Board and management of the Company. The Governance Committee’s nominating responsibilities include (1) developing criteria for evaluation of potential candidates for the Board and its committees, (2) screening and reviewing recommendations for nominees to the Board, (3) recommending to the Board the nominees for directors to be appointed by the Board to fill vacancies or to be elected at the next Annual Meeting of Shareholders, (4) assisting the Board in determining and monitoring whether or not each director and nominee is “independent” within the meaning of the Categorical Standards and applicable rules and laws, (5) recommending to the Board for its approval the membership and chairperson of each committee of the Board and (6) assisting the Board in its annual performance evaluation of the Board and each of its committees.

The Governance Committee will consider nominees recommended by shareholders, and its process for doing so is no different than its process for screening and evaluating candidates suggested by directors, management of the Company or third parties. See “Shareholder Proposals for the 2014 Annual Meeting” elsewhere in this Proxy Statement for the timeframe for shareholders to provide notice of any nominations of persons for election to the Board of Directors. If mailed, such notice shall be deemed to have been given when received by the Secretary. A shareholder’s notice must include certain information about the nominee and the shareholder submitting the nomination, including (i) with respect to the nominee, the nominee’s name, age, business and residential address, principal occupation or employment, the number of shares or other securities of the Company which are owned of record or beneficially by the nominee and any derivative positions held of record or beneficially by the nominee related to, or the value of which is derived in whole or in part from, the value of the Company’s shares or other securities and whether and the extent to which any hedging or other transactions have been entered into by or on behalf of, or any other agreements, arrangements or understandings have been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, the nominee with respect to the Company’s shares or other securities and (ii) with respect to the shareholder submitting the nomination, the name and address, as they appear on the Company’s books, of that shareholder and any Shareholder Associated Person (as defined in the Company’s Bylaws, a copy of which is filed as an exhibit to the Company’s Annual Report to the SEC on Form 10-K) and the number of shares or other securities of the Company which are owned of record or beneficially by that shareholder or by any Shareholder Associated Person and any derivative positions held of record or beneficially by the shareholder or by any Shareholder Associated Person related to, or the value of which is derived in whole or in part from, the value of the Company’s shares or other securities and whether and the extent to which any hedging or other transactions have been entered into by or on behalf of, or any other agreements, arrangements or understandings have been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, that shareholder or any Shareholder Associated Person with respect to the Company’s shares or other securities. At the request of the Board of Directors, any person nominated by the Board for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by the Bylaws and, if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

The Governance Committee is committed to having individuals from diverse backgrounds (inclusive of gender and race) with varying perspectives, professional experience, education and skills serving as directors. In identifying nominees for election and reelection to the Board, the Governance Committee considers persons from diverse backgrounds (inclusive of gender and race), with a variety of perspectives, professional experience, education and skills that possess the following qualifications as set forth in the Company’s Corporate Governance Guidelines:

•	broad training and experience in policy-making decisions in business, government, education or technology;

•	expertise that is useful to the Company and complementary to the background and experience of other directors;

•	willingness to devote the amount of time necessary to carry out the duties and responsibilities of Board membership;

•	commitment to serve on the Board over a period of several years in order to develop knowledge about the Company’s principal operations; and

•	willingness to represent the best interests of all shareholders and objectively appraise management performance.

Prior to nominating persons for election or reelection to the Board each year, the Governance Committee reviews the composition of the Board, including the diversity (inclusive of gender and race), perspectives, professional experiences, education, skills and qualifications of its members.

The Governance Committee oversees the process by which the Board annually evaluates its performance. This process is multi-faceted and includes gathering and analyzing data to evaluate the performance of the Board, the committees of the Board and individual directors. The data to evaluate the quality and impact of an individual director’s service is gathered by having each director complete a questionnaire assessing the performance of all other directors and the committees of the Board in which the director completing the evaluation is a member. A third party collects these peer evaluations and, working through the Chairman of the Governance Committee, provides each director with a summary of the results. The Committee’s goal is to use the results of the assessment process to enhance the Board’s functioning as a strategic partner with management as well as the Board’s ability to carry out its traditional monitoring function.

Under the Company’s policy for review, approval or ratification of transactions with related persons, the Governance Committee reviews all transactions, arrangements or relationships that are not pre-approved under the policy and could potentially be required to be reported under the rules of the SEC for disclosure of transactions with related persons and either approves, ratifies or disapproves of the Company’s entry into them.

Each member of the Governance Committee is “independent” within the meaning of the Categorical Standards and the current listing rules of the NYSE. The Governance Committee annually reviews and evaluates its own performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of Common Stock as of March 28, 2013, except as otherwise noted, by each director, the named executive officers listed in the Summary Compensation Table, each shareholder known by the Company to be the beneficial owner of more than 5% of the Common Stock, and the directors and executive officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name, subject to community property laws where applicable.

Name or Number of Persons in Group	Number of Shares (#)(1)		Percent of Class
Raul Alvarez	11,507		*
Maureen K. Ausura	195,086		*
David W. Bernauer	42,280		*
Leonard L. Berry	66,339		*
Gregory M. Bridgeford	874,626		*
Peter C. Browning	49,635		*
Rick D. Damron	293,916		*
Richard W. Dreiling	5,484		*
Dawn E. Hudson	39,873		*
Robert F. Hull, Jr.	576,569		*
Robert L. Johnson	39,873		*
Marshall O. Larsen	41,873		*
Richard K. Lochridge	39,873		*
Joseph M. Mabry, Jr.	281,566		*
Robert A. Niblock	1,683,215		*
Eric C. Wiseman	5,484		*
Directors and Executive Officers as a Group (18 total)	4,285,135		*
BlackRock, Inc.	73,307,137	(2)	6.7%
40 East 52nd Street
New York, NY 10022
The Vanguard Group, Inc.	60,066,366	(3)	5.5%
100 Vanguard Boulevard
Malvern, PA 19355
Wellington Management Company, LLP	82,361,574	(4)	7.6%
280 Congress Street
Boston, MA 02210

*	Represents holdings of less than 1%.

(1)

Includes shares that may be acquired or issued within 60 days under the Company’s stock option and award plans as follows: Mr. Alvarez 11,507 shares; Ms. Ausura 101,333 shares; Mr. Bernauer 32,280 shares; Dr. Berry 39,873 shares; Mr. Bridgeford 420,001 shares; Mr. Browning 39,873 shares; Mr. Damron 132,001 shares; Mr. Dreiling 5,484 shares; Ms. Hudson 39,873 shares; Mr. Hull 324,668 shares; Mr. Johnson 39,873 shares; Mr. Larsen 39,873 shares; Mr. Lochridge 39,873 shares; Mr. Mabry 193,334 shares; Mr. Niblock 932,000 shares; Mr. Wiseman 5,484 shares; and all directors and executive officers as a group 2,339,332 shares.

(2)	Shares held at December 31, 2012, according to a Schedule 13G filed on January 30, 2013 with the SEC. BlackRock, Inc. reported that it has sole voting and dispositive power of these shares.

(3)

Shares held at December 31, 2012, according to a Schedule 13G filed on February 13, 2013 with the SEC. The Vanguard Group, Inc. reported that it may be deemed to beneficially own 60,066,366 shares of the Company, with sole voting power as to 1,972,526 shares, sole dispositive power as to 58,126,016 and shared dispositive power as to 1,940,350 shares.

(4)	Shares held at December 31, 2012, according to a Schedule 13G/A filed on February 14, 2013 with the SEC. Wellington Management Company, LLP (“Wellington Management”) reported that, in its capacity as investment adviser, it may be deemed to beneficially own 82,361,574 shares of the Company, with shared dispositive power over all of the shares and shared voting power as to 37,136,895 shares. The securities are owned of record by clients of Wellington Management, which have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3 and 4, and any amendments thereto, furnished to the Company pursuant to Rule 16a-3(e) of the Exchange Act during fiscal year 2012, and Forms 5, and any amendments thereto, furnished to the Company with respect to fiscal year 2012, and other written representations from certain reporting persons, the Company believes that all filing requirements under Section 16(a) applicable to its officers, directors and greater than 10% beneficial owners have been complied with during fiscal year 2012 and prior fiscal years.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a thorough description and analysis of the Company’s executive compensation program. The Compensation Committee of the Board of Directors (the “Committee”) administers the program for all executive officers of the Company, including the executive officers named in the compensation disclosure tables that follow this Compensation Discussion and Analysis.

This section is organized as follows:

2012 Overview

In 2012, Lowe’s undertook several broad initiatives to improve the customer experience and transform the Company into an integrated multichannel retailer. As part of this process, we (i) realigned the organization, including the Company’s executive leadership team, to bring more focus on the customer, (ii) implemented regular, comprehensive reviews of our product lines and resets of store merchandise to improve assortment, focus on value improvement and tailor products to local markets and (iii) integrated the retail store experience with the Company’s MyLowes.com portal. The executive officers were also challenged to control selling, general and administrative expenses and improve the productivity of the Company’s stores and distribution system.

These efforts helped produce an increase in comparable sales for fiscal year 2012 of 1.4%, with an expected increase in 2013 of 3.5%. In addition, during 2012, Lowe’s shareholders enjoyed a 41.8% increase in the market value of the Company’s common stock and a 9% increase in dividends paid to shareholders.

The Committee did not make any material changes to the executive compensation plans in 2012, because the plans operated consistently with their pay for performance design. While the broad initiatives described above improved the Company’s performance in the last half of the year, the Company’s 2012 full year earnings before interest and taxes and sales were modestly below the target levels established by the Committee and the resulting annual incentives earned by the executive officers for 2012 were in line with these results. The value realized by the executive officers from the long-term incentive awards granted to them on March 1, 2009 which vested in 2012 exceeded their target date award values due to the Company’s 16.3% annualized total shareholder return during the three-year vesting period.

The Committee adopted two significant changes in future management continuity agreements, as described on page 40. The changes eliminate excess parachute payment tax gross-ups and eliminate the ability of an executive officer to resign during the 30-day period following the first anniversary of a change-in-control of the

Company and receive severance benefits under the agreement. Any future management continuity agreements will require an executive officer to be terminated by the Company without cause or voluntarily terminate for good reason, following a change-in-control, to receive benefits under the agreement (a “double trigger”). The Committee believes these changes more closely align the terms of future management continuity agreements with the compensation practices of other companies.

2012 Say-on-Pay Advisory Vote

Over 95% of the shares voted at the 2012 Annual Meeting on a proposal to approve the Company’s executive compensation program (the “say-on-pay vote”) were cast in favor of the proposal. The 95% approval rate was approximately the same percentage of shares voted in favor of the say-on-pay vote at the 2011 Annual Meeting. In view of the sustained strong shareholder support of the Company’s executive compensation, the Committee maintained the principal features and performance-based elements of the executive compensation program in 2012. For the Annual Meeting, our shareholders will again have the opportunity to approve the Lowe’s executive compensation program through the advisory say-on-pay vote included as Proposal Three in this Proxy Statement. We encourage our shareholders to review this section of the Proxy Statement prior to casting their advisory votes on this year’s say-on-pay proposal.

Objectives

The Committee believes the executive compensation program should be based on a strong link between the creation of shareholder value and the compensation earned by the Company’s executive officers. Therefore, the fundamental objectives of the program are to:

•	Maximize long-term shareholder value;

•

Align executive compensation with the Company’s business strategies, including delivering differentiated customer experiences, ensuring seamless integration between all selling channels and driving returns on invested capital;

•	Attract and retain executives who have the requisite leadership skills to support the Company’s strategic and long-term value creation objectives;

•	Provide compensation that is positioned commensurately with the Company’s performance and the contributions made by executives toward that performance;

•	Provide an opportunity for executives to acquire and hold meaningful amounts of Company stock; and

•	Ensure the pay program does not promote inappropriate risk-taking.

Compensation Process

Committee Structure

Members of the Committee are appointed by the Board of Directors. There are currently five members of the Committee, all of whom are independent, non-employee directors. Robert L. Johnson, a member of the Committee since May 2009, is an independent, non-employee director, but he is not considered an “outside director” under Section 162(m) of the Internal Revenue Code due to the sponsorship agreement between the Company and the Charlotte Bobcats NBA team described on page 9. For this reason, Mr. Johnson does not participate in any decisions with respect to performance-based compensation awarded under the Company’s annual or long-term incentive plans.

Compensation Consultant

The Committee has directly engaged and regularly consults with Farient Advisors LLC (“Farient”) as its independent compensation consultant for ongoing executive compensation matters. Farient representatives participate in all Committee meetings. Farient advises the Committee on the design of the Company’s annual and long-term incentive plans including the selection of the performance measures and the setting of performance goals thereunder. Farient also helps select the peer group of companies to be used for compensation and performance benchmarking and provides annually a thorough market benchmarking report to the Committee and an assessment of the relationship between Lowe’s Chief Executive Officer pay and performance over the last 10 years. Farient does not provide any services to the Company other than the compensation consulting services provided to the Committee. The Committee has assessed the independence of Farient pursuant to the independence factors specified by the SEC rules (as incorporated into the NYSE listing standards) and concluded that no conflict of interest exists that would prevent Farient from independently representing the Committee.

Management Participation

The Committee is supported in its work by the Company’s Human Resource Management executives and supporting team members. The Company’s Chief Human Resources Officer works most closely with the Committee, both in providing information and analysis for review and in advising the Committee concerning compensation decisions (except as it relates specifically to her compensation or the compensation of the Chief Executive Officer). The Chief Executive Officer provides input to the Chief Human Resources Officer and her staff to develop recommendations concerning executive officer compensation, with the exception of his compensation, and presents these recommendations to the Committee.

Annual Calendar

The Committee has adopted the following planning calendar to ensure a consistent and deliberative approach to its executive compensation decisions:

Set-up and Agendas	Fact Gathering, Planning and Decisions		Goal Setting	Pay Reporting
August	November	January/February	February	March

Compensation Strategy and Major Action Items:

— Review regulatory, shareholder and market update and implications for the Company

— Review peer group and screening criteria

— Review program design including pay positioning and pay practices (including performance equity and ownership guidelines)

— Review correlation of pay strategy with business strategy and organizational needs

— Review report on competitive pay and performance analysis

— Review design alternatives for stock awards

— Plan for compliance with regulatory changes

— Conduct compensation risk assessment

— Review Committee charter and self-evaluation

— Make compensation decisions for upcoming fiscal year including base salary adjustments and annual and stock incentive target awards

— Preview incentive plan framework and performance goals for upcoming fiscal year annual and stock incentive awards

— Review pay for performance alignment

— Approve preceding fiscal year performance and resulting annual and stock award payouts

— Approve annual and long-term incentive plan performance goals for the upcoming fiscal year

— Approve methodology for March 1 stock awards

— Approve Committee report to shareholders and Compensation Discussion and Analysis — Review regulatory, shareholder and market update and implications for the Company

Set-up and Agendas	Fact Gathering, Planning and Decisions		Goal Setting	Pay Reporting
August	November	January/February	February	March

Informational and Routine Action Items:

— Update on achievement of incentive performance goals — Review calendar — Review historical annual incentive payments — Consider plan amendments — Ratify stock awards to non-Section 16 executives	— Update on achievement of incentive performance goals — Review compensation tally sheets — Review compensation consultant	— Update on achievement of incentive performance goals — Review Compensation Strategy policy document	— Update on multi-year performance for long-term incentives — Begin review of Compensation Discussion and Analysis report

— Review stock ownership, transactions and compliance with stock ownership guidelines

— Report on executive physical and tax and financial planning benefit usage

— Review total compensation opportunities for executives

Compensation Benchmarking and Peer Group

Each year, Farient provides the Committee a review and analysis of the comparable companies used for compensation and performance benchmarking. After reviewing Farient’s report and recommendations, the Committee approved two primary peer groups for the 2012 fiscal year — a broad group of retail and non-financial companies with over $10 billion in revenue and a specific group of retail and customer service companies with over $15 billion in revenue screened for direct relevance to Lowe’s business. Farient reviewed market data that is consistent with Lowe’s size and recommended the Committee use the 50th percentile of the data from both groups for compensation benchmarking. The companies in the retail and customer service company group approved by the Committee for 2012 are: Best Buy Co., Inc.; CVS Caremark Corporation; Costco Companies, Inc.; The Home Depot, Inc.; J.C. Penney Company, Inc.; Kohl’s Corporation; The Kroger Co.; Macy’s, Inc.; Safeway Inc.; Sears Holdings Corporation; Staples, Inc.; SUPERVALU Inc.; Target Corporation; The TJX Companies, Inc.; Walgreen Co.; and Wal-Mart Stores, Inc. The pay for performance analysis shown on pages 29 and 30 uses this same group of retail and customer service companies.

Farient presented a thorough compensation benchmarking report based on the two peer groups described above to the Committee at its November 2012 meeting. The report concluded that base salaries for Lowe’s executives, including the Chief Executive Officer, were below median, continuing to reflect the Company’s emphasis on performance-based pay over fixed compensation. The report also concluded that the potential award levels under the Lowe’s annual and long-term incentive plans provided Lowe’s executives the opportunity to earn total direct compensation (i.e., the sum of base salary and annual and long-term incentive awards) that was nearer to the market median.

Compensation Elements

Base Salary

Base salaries provide a base level of fixed income to the Company’s executive officers. Base salaries are established on the basis of the Committee’s review of a market benchmarking report, the duties and responsibilities of each executive’s position and the performance, qualifications and experience of the executive. The Committee reviews and approves executive officers’ base salaries annually. Any action by the Committee with respect to the base salary, and all other elements of compensation, for the Chief Executive Officer is subject to ratification by the independent members of the Board of Directors.

Annual Incentive Awards

Executives have the opportunity to earn annual incentive awards each fiscal year for the achievement of short-term operational and strategic performance goals established by the Committee. The threshold, target and maximum award opportunities are based on a combination of the relative impact of the positions in each grade level at Lowe’s and the competitive benchmark data provided by Farient. The actual amounts awarded are based on the degree of achievement of the performance goals.

Stock Awards

The Committee makes annual stock awards to the executive officers effective as of March 1 each year. The target values of the awards are based on a combination of the relative impact of the positions in each grade level at Lowe’s and the competitive benchmark data provided by Farient. The actual award value realized by the executives is based on the degree of achievement of performance vesting goals and/or satisfaction of vesting requirements based on continued employment with the Company and the value of the Company’s Common Stock when the awards are earned and vest.

Although the Committee generally has the discretion to establish the type and terms of all stock awards, the Company’s long-term incentive plans limit certain award terms. For example, the Committee may not extend the original term of a stock option. In addition, the plans generally require the vesting period for stock awards to be at least three years, although a period as short as one year is permitted if based on the satisfaction of performance objectives prescribed by the Committee, and stock options may not be re-priced without shareholder approval.

Retirement and Other Benefit Plans

The Company’s executive officers participate in the Lowe’s 401(k), broad-based discounted employee stock purchase plan, group medical and other employee benefit plans sponsored by the Company on the same terms and conditions that apply to all other employees. The Company also maintains a supplemental savings plan, known as the Benefit Restoration Plan. The Benefit Restoration Plan allows executive officers to make contributions, and receive Company matching contributions, that cannot be made to their accounts under the Lowe’s 401(k) Plan due to contribution limitations imposed by the Internal Revenue Code.

Perquisites

The Company provides limited perquisites to its executive officers. The perquisites support the responsibilities of each executive officer’s position, encourage sound financial planning and tax compliance and ensure the safety and wellness of the executives. The Company-provided perquisites include:

•

supplemental long-term disability coverage for all senior vice presidents and more senior officers whose annual compensation (base salary and target bonus) exceeds $400,000, provided the executive has also enrolled in and paid the cost for coverage under the Company’s voluntary group long-term disability plan that is available to all employees;

•	reimbursement (not grossed up for taxes) of the cost of professional tax compliance and financial planning services up to an annual maximum of $12,000; and

•	reimbursement of the cost of a Company-required annual physical examination.

In addition, the independent members of the Board of Directors require the Chief Executive Officer to utilize corporate aircraft for all business and personal travel for his safety, health and security, to enhance his effectiveness, to ensure immediate access to the Chief Executive Officer for urgent matters and to maintain the confidentiality of the purpose of the travel. The Company does not provide any tax gross-up to the Chief Executive Officer for the taxable income imputed to him for his required personal use of corporate aircraft.

Management Continuity Agreements

The Company’s executive officers are “at-will” employees of the Company. They do not have employment contracts or participate in a severance benefit program. However, the Committee believes that stability in the leadership team helps to ensure the success of a surviving entity following a change-in-control. In view of this, the Company has entered into a management continuity agreement with each named executive officer to protect the Company’s interests during a change-in-control transaction by eliminating any potential distraction that may be created by the lack of severance if the executive loses his or her employment after a change-in-control of the Company. The terms of the management continuity agreements are described in the narrative that accompanies the “Potential Payments Upon Termination or Change-in-Control” table on pages 39 and 40. The table shows the amounts that would have been payable to the named executive officers if a change-in-control and an employment loss had occurred on the last day of the 2012 fiscal year.

In 2012, the Committee adopted changes in future management continuity agreements, as described in the narrative on page 40, to align more closely with the pay practices of other peer companies.

Mix of Fixed and Performance-Based Compensation

The named executive officers are the most senior management employees of the Company and they each have the ability to impact the performance of the Company. To encourage the executives to drive Company performance, the largest share of their compensation is variable, performance-based compensation that is based on Company performance. Moreover, the long-term stock-based compensation opportunities, as a percentage of base salary, are greater than the annual incentive compensation opportunities. The Committee believes this greater weight on long-term stock-based awards encourages longer-term, strategic action by the executives. The following charts show the performance-based elements of Lowe’s executive compensation for 2012.

2012 Compensation Actions

Base Salary Adjustments

In 2012, the Committee approved the following base salary increases for the named executives:

Name	2011 Base Salary ($)	2012 Base Salary ($)	2012 Final Base Salary ($)(1)	% Increase(2)
Robert A. Niblock	$1,155,000	$1,185,000		2.6%
Robert F. Hull, Jr.	$ 675,000	$ 691,000		2.4%
Gregory M. Bridgeford	$ 605,000	$ 620,000	$750,000	24.0%
Rick D. Damron	$ 475,000	$ 498,000	$750,000	57.9%
Maureen K. Ausura	$ 485,000	$ 497,000		2.5%
Joseph M. Mabry, Jr.	$ 560,000	$ 582,000		3.9%

(1)

Effective May 5, 2012, Mr. Bridgeford and Mr. Damron were promoted to the positions of Chief Customer Officer and Chief Operating Officer, respectively, and the Committee increased their base salaries to $750,000 to reflect their increased duties and responsibilities in these positions.

(2)

The general Company-wide base salary adjustments averaged approximately 2.75% for all employees in 2012. Mr. Mabry received an above-average increase based on the Committee’s compensation benchmarking process and the Committee’s assessment of the scope of the duties and responsibilities of his position.

Annual Incentive Awards

For the past several years, the Committee has used earnings before interest and taxes (or “EBIT”) and sales as the performance measures for compensation awarded under the annual incentive plan. The Committee believes EBIT is an effective performance measure because it rewards the profitability of overall Company operations and focuses the executive team on operational efficiency and expense management. The Committee believes the sales performance measure focuses the executives on effective merchandising, driving market share gains, selective international expansion and the enhancement of the Company’s internet sales and marketing.

In 2011, the Committee added the successful completion of three strategic goals to the annual incentive plan to provide incentive compensation for successfully implementing key initiatives that support the Company’s long-term strategy. The implementation of that strategy is ongoing, and for this reason, the Committee maintained the completion of important components of these long-term strategic goals as an additional performance goal under the annual incentive plan. In 2012, the Committee also continued to use EBIT and sales as performance measures for the annual incentive plan.

The following table shows the threshold, target and maximum performance levels for EBIT (weighted 60%) and sales (weighted 20%) established by the Committee for 2012 and actual 2011 and 2012 performance. The Committee based the 2012 target performance levels on the Company’s operating plan.

Performance Measure	Performance Levels			Actual Performance
	Threshold	Target	Maximum	2012	2011

EBIT	$3.151 billion	$3.707 billion	$4.263 billion	$3.559 billion	$3.630 billion

Sales	$49.748 billion	$51.023 billion	$52.299 billion	$50.521 billion	$50.208 billion

The following table describes the strategic goals (weighted 20%) for the 2012 annual incentive plan and the 2012 performance level for each goal. The performance level in each case was between the minimum and target performance levels established by the Committee for 2012.

Strategic Goal	Provides Incentive Compensation for:	Performance Measured by:	2012 Performance

Lowes.com	Increase in sales conversion rate for visits to Lowes.com website while simultaneously maintaining steady number of site visits and increasing number of products available online.	(i) Percentage of visitors to Lowes.com who, during the same session, make an online purchase, (ii) number of products available on-line by fiscal year end, and (iii) maintain a baseline number of site visits.	While the Company increased the conversion rate over the prior year, the rate fell short of the 2012 targeted performance by nine basis points. Item count and visits were above targeted levels.

People Productivity	Controlling expenses related to human capital.	Ratio of U.S. retail total people cost to U.S. retail total sales. People cost included all employee, temporary employee and contractor total compensation and other costs.	The Company fell short of the targeted people productivity goal by 17 basis points.

Leadership Effectiveness	Maintain effective leadership of the Company while implementing transformative long-term strategic goals.	Using data from the Company’s employee opinion survey, the percentage of employees who rate the Company’s senior executives as “agile,” the highest effectiveness rating of four possible ratings.	The Company’s measured leadership performance was 119 basis points below target.

Based on the performance measures established by the Committee and the Company’s actual 2012 performance, the named executives earned annual incentive awards for 2012 as follows:

Name	2012 Target Incentive Award ($)	2012 Annual Incentive Award for:				2012 Incentive Award (% of Target)
		EBIT (weighted 60%) ($)	Sales (weighted 20%) ($)	Strategic Initiatives (weighted 20%) ($)	2012 Incentive Award ($)
Mr. Niblock	$2,370,000	$1,110,084	$302,803	$252,109	$1,664,996	70%
Mr. Hull	$ 621,900	$ 312,512	$ 91,094	$ 81,248	$ 484,854	78%
Mr. Bridgeford	$ 702,000	$ 349,275	$100,928	$ 89,229	$ 539,432	77%
Mr. Damron	$ 674,550	$ 335,481	$ 96,907	$ 85,643	$ 518,031	77%
Ms. Ausura	$ 447,300	$ 224,773	$ 65,520	$ 58,437	$ 348,730	78%
Mr. Mabry	$ 465,040	$ 237,334	$ 70,116	$ 63,347	$ 370,797	80%

2012 Stock Awards

In 2012, the Committee awarded the named executive officers an equal mix of stock options, time-vested restricted stock and performance share units. The stock options awarded vest and become exercisable in three equal annual installments beginning on March 1, 2013. The time-vested restricted stock awards become 100% vested on March 1, 2015.

Sixty-seven percent of the performance share units awarded in 2012 will be earned based on the Company’s return on non-cash average assets (“RONCAA”) during the 2012 through 2014 fiscal year period. RONCAA will be computed on an annual basis by dividing the Company’s EBIT for the year by the average of the Company’s non-cash assets as of the beginning and end of the year. The return percentages for each year in the performance period will be averaged to yield a RONCAA for the three-year performance period. The Committee established threshold, target and maximum RONCCA levels for the RONCAA performance share units. One hundred percent of the RONCAA performance share units will be earned if the Company achieves the target RONCAA, 50% will be earned if the Company achieves the threshold RONCAA and 150% will be earned if the Company achieves the maximum RONCAA level. The Committee believes that a strong RONCAA is aligned with creating long-term value for our shareholders.

The remaining 33% of the 2012 performance share units will be earned based on the improvement in the Company’s brand strength over the 2012 through 2014 fiscal year period. The Company’s brand strength will be measured by using an independent third-party’s proprietary brand strength index. Specifically, 150% of the “brand strength” performance share units will be earned if the Company achieves at least a five point improvement in the Company’s index score, 100% will be earned for a three point improvement and 50% will be earned for a one point improvement. If the Company’s brand strength index score does not improve by at least one point, none of the brand strength performance share units will be earned.

The number of performance share units earned will be paid in shares of the Company’s Common Stock after the expiration of the three-year performance period. No dividends will accrue or be paid on the performance share units during the three-year performance period.

Pay for Performance Alignment

Each year, Farient provides the Committee an assessment of the relationship between our executive pay and performance over time. To conduct this analysis, Farient used its proprietary alignment methodology to test whether the Company’s Performance-Adjusted Compensation™ (PAC™)1 was: (1) reasonable in comparison to the Company’s revenue size and the comparable company group (which for this purpose was the retail and customer service company group described in the “Compensation Benchmarking and Peer Group” section on page 24) and (2) sensitive to the Company’s total shareholder return (“TSR”) over time.2 Farient compared our Chief Executive Officer’s PAC™ (covering actual salary, actual short-term incentives, and performance-adjusted long-term incentive values) over rolling three-year periods to TSR for the same rolling three-year periods (for three-year rolling periods ending in 2003 to 2012), and tested the results against those same variables for the companies in the comparable company group.

[1]

PACTM is a trademark of Farient Advisors LLC developed to measure compensation outcomes after performance has occurred, rather than target compensation, which is measured before performance has occurred.

[2]

Each data point reflects PAC™ (adjusted for size and inflation) for a three-year period (ending in the year noted on the chart for the Company) and TSR for the same period. As TSR is a market-based measure, stock price volatility can result in significant fluctuations in the calculation from period to period. Farient uses rolling three-year periods which are sensitive enough to reflect changes in performance but long enough to smooth out short-term volatility. For Mr. Niblock, a prorated calculation is shown for 2005 (one-year) and 2006 data points (two-year) to reflect his tenure in the Chief Executive Officer position for these two periods.

The chart below shows Farient’s Alignment Report™ for the Company. The Industry/Peer pay line represents the regression line for the PAC™ data points of the comparable company group, and the Company pay line represents the regression line for Lowe’s PAC™ data points. The Alignment Zone indicates the range of reasonable pay outcomes, as determined by Farient, for the Company’s size, the comparable company group and the performance delivered.

Farient’s analysis of the Company’s pay for performance indicates that Lowe’s Chief Executive Officer pay has historically been and continues to be strongly aligned with the Company’s performance and shareholder interests. This is indicated by the fact that Lowe’s Chief Executive Officer PAC™ is both reasonable and sensitive to Company performance over time.

Compensation and Risk

Each November, Farient provides the Committee with an audit and analysis of the risk associated with the Company’s executive compensation programs. Farient reports and the Committee considers the balance between pay components, relative pay positioning on salary, measures of performance, plan caps, plan time horizons and overlapping performance cycles, program design and other features that are designed to mitigate risk (e.g., stock ownership requirements and clawbacks). The Committee believes the Company’s pay practices, stock ownership and holding requirements and incentive recoupment provisions all discourage inappropriate risk taking by Company executives.

Stock Ownership Guidelines

The Committee strongly believes that executive officers should own appropriate amounts of the Company’s Common Stock to align their interests with those of the Company’s shareholders. The Company’s 401(k) Plan, employee stock purchase plan and long-term incentive plans provide ample opportunity for executives to acquire such Common Stock.

The Committee has adopted stock ownership and retention guidelines for all senior executives in the Company. The ownership target under the current policy is ten times base salary for the Chairman, President and Chief Executive Officer, five times base salary for the Chief Operating Officer and Chief Customer Officer, four times base salary for executive vice presidents and two times base salary for all senior vice presidents.

The Committee reviews compliance with the guidelines annually at its March meeting. The Company determines the number of shares required to be held by each senior officer as of March 1 each year. The number of shares is determined by dividing the ownership requirement (expressed as a dollar amount) by the average closing price of Lowe’s stock for the preceding fiscal year. Shares are counted towards ownership as follows:

•	All shares held or credited to a senior officer’s accounts under the Lowe’s 401(k), deferred compensation and employee stock purchase plans;

•	All shares owned directly by the senior officer and his or her immediate family members residing in the same household;

•	50% of the number of vested stock options; and

•	50% of the number of shares of unvested time-vested restricted stock.

Senior officers may not sell the net shares resulting from a restricted stock vesting event or stock option exercise until the ownership requirement has been satisfied. All of the named executive officers were in compliance with this policy for fiscal year 2012.

Oversight of Executive Stock Ownership; Recoupment of Incentive Compensation

The Committee has always supported governance and compliance practices that are transparent and protect the interests of the Company’s shareholders. To strengthen the Company’s practices in these areas, the Company has adopted (i) controls over executive equity awards and ownership and (ii) a policy on the recoupment of incentive compensation in the event of significant restatement.

The Company’s controls over executive equity awards and ownership prohibit any executive from:

•	Using Company stock as collateral for any purpose, including in a margin account;

•	Short sales of Company stock;

•	Purchasing or selling publicly-traded options that are based on the trading price of Lowe’s stock; or

•	Entering standing purchase or sell orders for Company stock except for a brief period of time during open window trading periods.

Trading in Lowe’s stock, including stock held in an account under the Lowe’s 401(k) Plan, by an executive and the executive’s immediate family members who reside with the executive or whose transactions are subject to the executive’s influence or control, is limited to open window trading periods designated by the Company’s Chief Legal Officer and Chief Compliance Officer. In addition, all transactions by an executive involving Company stock must be pre-cleared by the Chief Legal Officer and Chief Compliance Officer.

The recoupment policy requires the Board of Directors to review any incentive compensation that was provided to executive officers on the basis of the Company having met or exceeded specific performance targets during a performance period that is subject to a significant restatement of Company financial results. If (1) the incentive compensation would have been lower had it been based on the restated financial results and (2) the Board determines that an executive officer engaged in fraud or intentional misconduct that caused or substantially caused the need for the restatement, then the Board is required, to the extent practicable, to seek to recover, for the benefit of the Company, the portion of such compensation that would not have been earned had the incentive compensation been based on the financial results as restated.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the amount of non-performance-based compensation paid to the named executive officers (other than Mr. Hull, the Chief Financial Officer) that may be deducted by the Company for federal income tax purposes in any fiscal year to $1 million. Performance-based compensation that has been approved by the Company’s shareholders and that is administered by a committee composed entirely of outside directors is not subject to the $1 million deduction limit. All of the Company’s equity and annual incentive plans have been approved by the Company’s shareholders. In addition, the compensation awarded under the plans is administered by the members of the Committee who are outside directors under Section 162(m) of the Internal Revenue Code.

Because the Company’s plans are shareholder approved and administered solely by outside directors, all awards under those plans, other than restricted stock awards that do not vest solely on the performance of the Company, should qualify as “performance-based” compensation that is fully deductible and not subject to the Internal Revenue Code Section 162(m) deduction limit. Although the Committee has not adopted a formal policy that requires all compensation paid to the named executive officers to be deductible, whenever practical, the Committee structures compensation plans to make the compensation paid thereunder fully deductible.

Compensation Tables

Summary Compensation Table

This table shows the base salary, annual incentive compensation and all other compensation paid to the named executives. The table also shows the grant date fair value of the stock and option awards made to the named executives.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Robert A. Niblock	2012	$1,185,000	0	$5,343,893	$3,740,675	$1,664,996	$201,878	$12,136,442
Chairman of the Board, President and	2011	$1,155,000	0	$5,599,700	$3,232,749	$1,494,732	$160,562	$11,642,743
Chief Executive Officer	2010	$1,100,000	0	$4,340,380	$4,189,230	$2,225,036	$195,052	$12,049,698

Robert F. Hull, Jr.	2012	$ 691,000	0	$1,322,200	$ 937,261	$ 484,854	$ 53,298	$ 3,488,613
Chief Financial Officer	2011	$ 675,000	0	$1,394,200	$ 812,332	$ 525,177	$ 54,291	$ 3,461,000
	2010	$ 660,000	0	$1,127,060	$1,073,340	$ 653,407	$ 59,165	$ 3,572,972

Gregory M. Bridgeford	2012	$ 717,500	0	$2,002,267	$ 836,840	$ 539,432	$ 67,282	$ 4,163,321
Chief Customer Officer	2011	$ 605,000	0	$1,269,300	$ 729,441	$ 470,714	$ 58,100	$ 3,132,555
	2010	$ 590,000	0	$1,007,160	$ 961,200	$ 584,106	$ 64,179	$ 3,206,645

Rick D. Damron	2012	$ 687,000	0	$1,781,900	$ 669,472	$ 518,031	$ 54,719	$ 3,711,122
Chief Operating Officer

Maureen K. Ausura	2012	$ 497,000	0	$ 991,650	$ 669,472	$ 348,730	$ 51,458	$ 2,558,310
Chief Human Resources Officer

Joseph M. Mabry, Jr.	2012	$ 582,000	0	$1,785,425	$ 786,630	$ 370,797	$ 57,561	$ 3,582,413
Digital Interfaces Executive	2011	$ 560,000	0	$1,169,900	$ 671,417	$ 435,702	$ 56,059	$ 2,893,078

1)

The value of the stock and option awards presented in the table equal the grant date fair value of the awards for financial reporting purposes (excluding the effect of estimated forfeitures) computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation — Stock Compensation” (FASB ASC Topic 718). For financial reporting purposes, the Company determines the fair value of a stock or option award accounted for as an equity reward on the grant date. Stock awards accounted for as liability awards are measured at fair value at each reporting date. The Company recognizes expense for a stock or option award over the vesting period of the award. Performance share units are expensed over the vesting period based on the probability of achieving the performance goal, with changes in expectations recognized as an adjustment in the period of the change.

The grant date fair value of an option award is determined using the Black-Scholes option-pricing model with assumptions for expected dividend yield, expected term, expected volatility and a risk-free interest rate.

The grant date fair value of a time-vested restricted stock award is equal to the closing market price of the Company’s Common Stock on the date of the award. The grant date fair value of a performance share unit is equal to the closing market price of the Company’s Common Stock on the date of the award less the present value of dividends expected during the requisite service period.

The stock awards column for 2012 includes the grant date fair values of performance share units awarded to the named executive officers on March 1, 2012. Two-thirds of the performance share units included in the awards will be earned based on the Company’s return on non-cash average assets during the 2012 through 2014 fiscal year period and are accounted for as equity awards. The remaining one-third of the performance share units included in the awards will be earned based on the improvement in the Company’s brand strength over the same three year period and are accounted for as liability awards. The terms of the performance share units are described in more detail on page 29. The 2012 stock awards column includes the following grant date fair values of the performance share units: Mr. Niblock $2,591,033, Mr. Hull $641,080, Mr. Bridgeford $587,657, Mr. Damron $480,810, Ms. Ausura $480,810 and Mr. Mabry $560,945. The grant date fair values of the performance share units assuming the maximum number of shares would be earned at the end of the three-year performance period based on the $28.38 closing market price of the Company’s common stock on the grant date would have been: Mr. Niblock $3,886,549, Mr. Hull $961,620, Mr. Bridgeford $881,485, Mr. Damron $721,215, Ms. Ausura $721,215 and Mr. Mabry $841,418.

Executives receive dividends on unvested shares of time-vested restricted stock awards during the vesting period. Dividends are not paid or accrued on unearned performance share units. The right to receive dividends has been factored into the determination of the fair values used in the amounts presented above.

See Note 9, “Accounting for Share-Based Payment,” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended February 1, 2013 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used in the Black-Scholes option-pricing model.

(2)	Amounts presented consist of the following for the 2012 fiscal year:

	Company Matching Contributions to:		Reimbursement of Tax Compliance Costs ($)	Personal Use of Corporate Aircraft ($)	Cost of Company Required Physical Exam ($)	Other Perquisites ($)	Total ($)
Name	401(k) Plan ($)	Benefit Restoration Plan ($)
Mr. Niblock	$8,786	$112,290	$12,000	$63,339	$2,841	$2,622	$201,878
Mr. Hull	$9,579	$ 40,369	$ 1,250	0	$2,100	0	$ 53,298
Mr. Bridgeford	$8,663	$ 44,519	$12,000	0	$2,100	0	$ 67,282
Mr. Damron	$7,853	$ 42,912	$ 1,295	0	$2,659	0	$ 54,719
Ms. Ausura	$9,932	$ 25,992	$12,000	0	$3,534	0	$ 51,458
Mr. Mabry	$9,850	$ 30,608	$11,000	0	$6,103	0	$ 57,561

All amounts presented above, other than the amount for personal use of corporate aircraft, equal the actual cost to the Company of the particular benefit or perquisite provided. The amount presented for personal use of corporate aircraft is equal to the incremental cost to the Company of such use. Incremental cost includes fuel, landing and ramp fees and other variable costs directly attributable to the personal use. Incremental cost does not include an allocable share of the fixed costs associated with the Company’s ownership of the aircraft. The Other Perquisites amount for Mr. Niblock represents the cost of a Lowe’s logo ring. Logo rings are awarded to managers, including senior management, to recognize their positive impact in driving Lowe’s sales and profitability.

Grants of Plan-Based Awards

This table presents the potential annual incentive awards the named executives were eligible to earn in 2012, the stock options, time-vested restricted stock and performance share units awarded to the executives in 2012 and the grant date fair value of those awards.

Name	Grant Date		Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Niblock				$27,650	$2,370,000	$3,555,000
	03/01/12		02/23/12								447,000	$28.38	$3,740,675
	03/01/12		02/23/12							97,000			$2,752,860
	03/01/12		02/23/12				16,005	97,000	145,500				$2,591,033

Mr. Hull				$16,123	$ 621,900	$1,243,800
	03/01/12		02/23/12								112,000	$28.38	$ 937,261
	03/01/12		02/23/12							24,000			$ 681,120
	03/01/12		02/23/12				3,960	24,000	36,000				$ 641,080

Mr. Bridgeford				$16,742	$ 702,000	$1,404,000
	03/01/12		02/23/12								100,000	$28.38	$ 836,840
	03/01/12		02/23/12							22,000			$ 624,360
	03/01/12		02/23/12				3,630	22,000	33,000				$ 587,657
	05/01/12	(5)	04/17/12							25,000			$ 790,250

Mr. Damron				$16,030	$ 674,550	$1,349,100
	03/01/12		02/23/12								80,000	$28.38	$ 669,472
	03/01/12		02/23/12							18,000			$ 510,840
	03/01/12		02/23/12				2,970	18,000	27,000				$ 480,810
	05/01/12	(5)	04/17/12							25,000			$ 790,250

Ms. Ausura				$11,597	$ 447,300	$ 894,600
	03/01/12		02/23/12								80,000	$28.38	$ 669,472
	03/01/12		02/23/12							18,000			$ 510,840
	03/01/12		02/23/12				2,970	18,000	27,000				$ 480,810

Mr. Mabry				$13,580	$ 465,040	$ 930,081
	03/01/12		02/23/12								94,000	$28.38	$ 786,630
	03/01/12		02/23/12							21,000			$ 595,980
	03/01/12		02/23/12				3,465	21,000	31,500				$ 560,945
	08/01/12	(5)	06/01/12							25,000			$ 628,500

(1)

The executives are eligible to earn annual incentive compensation under the Company’s annual incentive plan for each fiscal year based on the Company’s achievement of one or more performance measures established at the beginning of the fiscal year by the Committee. For the 2012 fiscal year ended February 1, 2013, the performance measures selected by the Committee were the Company’s earnings before interest and taxes (weighted 60%), sales (weighted 20%) and three strategic initiatives (weighted 20% in the aggregate). The performance levels for the three performance measures, the Company’s actual performance and the amounts earned by the executives for the fiscal year are shown on pages 27 and 28. The amounts earned by the executives are also reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 33.

(2)

Two-thirds of the performance share units reported in this column are earned based on the Company’s return on non-cash average assets during the 2012 through 2014 fiscal year period. The remaining one-third of the performance share units will be earned based on the improvement in the Company’s brand strength over the same three-year period. No dividends will accrue or be paid on the performance share units during the three-year performance period. The terms of the performance share units are described in more detail on page 29.

(3)	The time-vested restricted stock awards reported in this column vest on the third anniversary of the grant date.

In the event an executive terminates employment due to death or disability, any unvested shares will immediately vest. Upon retirement, shares will vest but will not be available to the executive until the original vesting date. Retirement for this purpose is defined as termination of employment with the approval of the Board on or after the date the executive has satisfied an age and service requirement, provided the executive has given the Board advance notice of such retirement. Messrs. Niblock and Bridgeford have satisfied the age and service requirement for retirement specified in their award agreements. Messrs. Hull, Damron and Mabry will satisfy the age and service requirement for retirement upon attainment of age 55 and the completion of 20 years of service. Ms. Ausura will satisfy the age and service requirement upon the completion of 10.5 years of service. The executives receive all cash dividends paid with respect to the shares included in the stock awards during the vesting period.

(4)

All options have a seven-year term and an exercise price equal to the closing price of the Company’s Common Stock on the grant date. The options vest in three equal annual installments on each of the first three anniversaries of the grant date or, if earlier, the date the executive terminates employment due to death or disability or, in the case of Messrs. Niblock and Bridgeford, in the event of retirement, and remain exercisable until their expiration dates. The options granted to Ms. Ausura and Messrs. Hull, Damron and Mabry will become exercisable in the event of retirement in accordance with the original three-year vesting schedule and remain exercisable until their expiration dates. Retirement for this purpose has the same meaning as for the stock awards as described in Footnote 3 above.

(5)

Messrs. Bridgeford, Damron and Mabry received supplemental awards of time-vested restricted stock in connection with the realignment of the executive leadership team and the changes in their duties and responsibilities that occurred during 2012.

Outstanding Equity Awards at Fiscal Year-End

This table presents information about unearned or unvested stock and option awards held by the named executives on February 1, 2013.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Mr. Niblock	348,667	174,333	(1)	$23.98	03/01/2017	397,000	$15,308,320	133,995	$5,166,847
	130,000	260,000	(2)	$25.50	03/01/2018
		447,000	(3)	$28.38	03/01/2019
Mr. Hull	88,000			$32.21	03/01/2014	101,000	$ 3,894,560	33,040	$1,274,022
	89,334	44,666	(1)	$23.98	03/01/2017
	32,667	65,333	(2)	$25.50	03/01/2018
		112,000	(3)	$28.38	03/01/2019
Mr. Bridgeford	80,000			$32.21	03/01/2014	116,000	$ 4,472,960	30,370	$1,171,067
	128,000			$23.97	03/01/2015
	80,000	40,000	(1)	$23.98	03/01/2017
	29,334	58,666	(2)	$25.50	03/01/2018
		100,000	(3)	$28.38	03/01/2019
Mr. Damron	14,000			$32.21	03/01/2014	72,000	$ 2,776,320	24,030	$ 926,597
	23,000			$23.97	03/01/2015
	16,667	8,333	(1)	$23.98	03/01/2017
	21,667	43,333	(2)	$25.50	03/01/2018
		80,000	(3)	$28.38	03/01/2019
Ms. Ausura	28,000			$32.21	03/01/2014	63,000	$ 2,429,280	24,530	$ 945,877
		23,333	(1)	$23.98	03/01/2017
		46,666	(2)	$25.50	03/01/2018
		80,000	(3)	$28.38	03/01/2019
Mr. Mabry	72,000	36,000	(1)	$23.98	03/01/2017	108,000	$ 4,164,480	28,535	$1,100,310
	27,000	54,000	(2)	$25.50	03/01/2018
		94,000	(3)	$28.38	03/01/2019

(1)	These options vested on March 1, 2013.

(2)	These options become vested in two equal annual installments on March 1, 2013 and March 1, 2014.

(3)	These options become vested in three equal annual installments on March 1, 2013, March 1, 2014 and March 1, 2015.

(4)	Executives receive dividends on unvested shares of time-vested restricted stock awards. The unvested stock awards become vested as follows:

Name	March 1, 2013	March 1, 2014	March 1, 2015	May 1, 2015	August 1, 2015	Total
Mr. Niblock	181,000	119,000	97,000			397,000
Mr. Hull	47,000	30,000	24,000			101,000
Mr. Bridgeford	42,000	27,000	22,000	25,000		116,000
Mr. Damron	9,000	20,000	18,000	25,000		72,000
Ms. Ausura	24,000	21,000	18,000			63,000
Mr. Mabry	37,000	25,000	21,000		25,000	108,000

(5)	Amount is based on the closing market price of the Company’s Common Stock on February 1, 2013 of $38.56.

(6)

The number of unearned performance share units in this column is based on the Company’s performance during the 2011 and 2012 fiscal years and equals (i) the threshold number of performance share units that may be earned based on the Company’s return on non-cash average assets during the 2011 through 2013 fiscal year period, (ii) the target number of performance share units that may be earned based on the Company’s return on non-cash average assets during the 2012 through 2014 fiscal year period, and (iii) the threshold number of performance share units that may be earned based on the improvement in the Company’s brand strength over the 2011 through 2013 and 2012 through 2014 fiscal year periods.

Option Exercises and Stock Vested

This table presents information about stock options exercised by the named executive officers and the number and the value of the named executive officers’ stock awards that became vested during the 2012 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Niblock	1,907,000	$22,185,568	244,000	$6,924,720
Mr. Hull	412,000	$ 4,503,848	63,000	$1,787,940
Mr. Bridgeford	247,000	$ 2,876,611	56,000	$1,589,280
Mr. Damron	34,666	$ 192,103	12,000	$ 340,560
Ms. Ausura	112,333	$ 981,184	33,000	$ 936,540
Mr. Mabry	350,000	$ 2,728,175	50,000	$1,419,000

Nonqualified Deferred Compensation

The Company sponsors three non-qualified deferred compensation plans for the benefit of senior management employees: the Benefit Restoration Plan (the “BRP”), the Cash Deferral Plan (the “CDP”) and the Deferred Compensation Program (the “DCP”).

BRP

The BRP allows senior management employees to defer receipt of the difference between (i) 6% of the sum of base salary and annual incentive plan compensation and (ii) the amount the employee is allowed to contribute to the Company’s tax-qualified 401(k) Plan. The deferred amounts are credited to the employee’s BRP account. The Company makes matching contributions to the employee’s BRP account under the same matching contribution formula that applies to employee contributions to the 401(k) Plan. An employee’s account under the BRP is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the BRP after February 1, 2003 to be deemed to be invested in Company Common Stock. An employee may elect to change the investment of the employee’s BRP account as frequently as each business day. An employee’s account under the BRP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment.

CDP

The CDP allows a senior management employee to elect to defer receipt of up to 80% of his or her base salary, annual incentive plan compensation and certain other bonuses. The deferred amounts are credited to the employee’s CDP account. The Company does not make any contributions to the CDP. An employee’s CDP account is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the CDP to be deemed to be invested in Company Common Stock. An employee may elect to change the investment of the employee’s CDP account as frequently as each business day. An employee’s account under the CDP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment. In addition, an employee may elect to have a portion of the employee’s deferrals segregated into a separate sub-account that is paid at a date elected by the employee so long as the date is at least five years from the date of the employee’s deferral election.

DCP

Prior to January 1, 2009, the DCP required the deferral of any long-term incentive compensation payable to a named executive officer to the extent the compensation would not be deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code. The DCP also allowed executives to elect prior to January 1, 2005 to defer receipt of stock awards and gains from the exercise of stock options. The Company does not make any contributions to the DCP. All deferrals under the DCP are deemed to be invested in shares of the Company’s Common Stock. Any dividends that would have been paid on shares of stock credited to an executive’s DCP account are deemed to be reinvested in additional shares of Common Stock. The aggregate earnings on an executive’s DCP account shown in the table below are attributable solely to fluctuations in the value of the Company’s Common Stock and dividends paid with respect to the Company’s Common Stock. Shares of Company Common Stock credited to an executive’s DCP account that are attributable to mandatory deferrals are paid to the executive when the distribution is fully deductible by the Company for federal income tax purposes. Shares of Company Common Stock credited to an executive’s DCP account that are attributable to pre-2005 elective deferrals are paid in accordance with the executive’s election in a lump sum or five annual installments after the executive’s termination of employment or attainment of a specified age.

The following table presents information about the amounts deferred by the named executive officers under the Company’s three deferred compensation plans.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)
Mr. Niblock	BRP	$148,055	$105,054	$ 590,768	0	$ 4,318,908
	CDP	0	0	0	0	0
	DCP	0	0	$3,679,989	0	$11,907,924
Mr. Hull	BRP	$ 59,455	$ 42,114	$ 194,488	0	$ 1,462,884
	CDP	0	0	0	0	0
	DCP	0	0	$ 173,004	0	$ 559,820
Mr. Bridgeford	BRP	$ 57,020	$ 40,389	$ 183,860	0	$ 1,816,721
	CDP	0	0	0	0	0
	DCP	0	0	$2,964,152	0	$ 9,591,579
Mr. Damron	BRP	$ 45,677	$ 33,330	$ 49,760	0	$ 590,546
	CDP	0	0	0	0	0
	DCP	0	0	0	0	0
Ms. Ausura	BRP	$ 38,525	$ 27,288	$ 56,516	0	$ 488,010
	CDP	0	0	$ 66,207	0	$ 639,217
	DCP	0	0	0	0	0
Mr. Mabry	BRP	$ 47,253	$ 33,471	$ 83,706	0	$ 1,816,721
	CDP	$130,711	0	$ 196,538	0	$ 2,370,587
	DCP	0	0	$ 12,284	0	$ 39,751

(1)

All of the amounts presented above as “Executive Contributions” and “Registrant Contributions” to the BRP are reported as compensation for the 2012 fiscal year in the Summary Compensation Table shown on page 33.

Potential Payments Upon Termination or Change-in-Control

The Company has entered into management continuity agreements with each of the named executive officers and other senior officers of the Company. The agreements provide for certain benefits if the Company experiences a change-in-control followed by termination of the executive’s employment:

•	by the Company’s successor without cause;

•	by the executive during the 30-day period following the first anniversary of the change-in-control; or

•	by the executive for certain reasons, including a downgrading of the executive’s position.

“Cause” means continued and willful failure to perform duties or conduct demonstrably and materially injurious to the Company or its affiliates.

All of the agreements automatically expire on the second anniversary of a change-in-control notwithstanding the length of the terms remaining on the date of the change-in-control.

If benefits are paid under an agreement, the executive will receive (i) a lump-sum severance payment equal to the present value of 2.99 times the executive’s annual base salary, annual incentive compensation and welfare insurance costs, and (ii) any other unpaid salary and benefits to which the executive is otherwise entitled. In addition, the executive will be compensated for any excise tax liability he or she may incur as a result of any benefits paid to the executive being classified as excess parachute payments under Section 280G of the Internal Revenue Code and for income and employment taxes attributable to such excise tax reimbursement.

All legal fees and expenses incurred by the executives in enforcing these agreements will be paid by the Company.

The Company’s long-term incentive plan provides that, if within one year after a change-in-control, an executive’s employment is terminated by the Company without cause or by the executive for good reason, then all outstanding stock options will become fully exercisable and all restrictions on outstanding restricted stock awards will lapse. Outstanding performance shares will be earned based on the level of actual performance through the end of the fiscal quarter ending immediately prior to the change-in-control.

In 2012, the Committee determined that any future management continuity agreement would not provide any tax gross-up for excise taxes assessed against any excess parachute payments. In addition, any future management continuity agreement would not allow an executive officer to resign during the 30-day period following the first anniversary of a change-in-control of the Company and receive severance benefits under the agreement.

The following table shows the amounts that would have been payable to the named executive officers under the management continuity agreements and the long-term incentive plan if a change-in-control of the Company had occurred on February 1, 2013 and the named executive officers’ employment was terminated by the Company’s successor without cause immediately thereafter:

Name	Severance ($)(1)	Welfare Benefits ($)(1)	Stock Options ($)(2)	Restricted Stock and Performance Share Units ($)(3)	Excise Tax Gross-up ($)	Total ($)
Mr. Niblock	$10,589,360	$44,052	$10,487,835	$23,136,000	$8,492,931	$52,750,178
Mr. Hull	$3,910,688	$44,052	$2,644,639	$5,822,560	0	$12,421,939
Mr. Bridgeford	$4,468,008	$44,052	$2,367,378	$6,246,720	0	$13,126,158
Mr. Damron	$4,468,008	$44,052	$1,501,824	$4,164,480	$3,061,034	$13,239,398
Ms. Ausura	$2,812,753	$44,052	$1,764,053	$3,856,000	0	$8,476,858
Mr. Mabry	$3,033,755	$44,052	$2,187,040	$5,822,560	0	$11,087,407

(1)	Payable in cash in a lump sum.

(2)

Value (based on the closing market price of the Company’s Common Stock on February 1, 2013 of $38.56) of unvested in-the-money stock options that would become vested upon a change-in-control of the Company.

(3)

Value (based on the closing market price of the Company’s Common Stock on February 1, 2013 of $38.56) of unvested shares of restricted stock and performance share units that would become vested upon a change-in-control of the Company.

Compensation Committee Report

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2013.

Marshall O. Larsen, Chairman

Dawn E. Hudson

Robert L. Johnson

Richard K. Lochridge

Eric C. Wiseman

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about stock options outstanding and shares available for future awards under all of Lowe’s equity compensation plans. The information is as of February 1, 2013.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	11,128,918	$26.58	43,367,015	(3)
Equity compensation plans not approved by security holders	—	—	—

Total	11,128,918	$26.58	43,367,015	(3)

(1)

Column (a) contains information regarding stock options and restricted, performance and deferred stock units only; there are no warrants or stock appreciation rights outstanding. As of February 1, 2013, there were 1,089,100 performance stock units outstanding. Column (a) includes 1,633,542 performance stock units which is equal to the maximum number of performance stock units that would be earned if the maximum performance goals were achieved. The weighted-average exercise price shown in column (b) does not take into account restricted, performance or deferred stock units because they are granted outright and do not have an exercise price.

(2)	In accordance with SEC rules, this column does not include shares available under the Lowe’s 401(k) Plan.

(3)	Includes the following:

*

14,213,979 shares available for grants of stock options, stock appreciation rights, stock awards and performance shares, deferred stock units, performance stock units and restricted stock units to key employees and outside directors under the 2006 LTIP. Stock options granted under the 2006 LTIP generally have terms of seven years, normally vest evenly over three years and are assigned an exercise price of not less than the fair market value of the Common Stock on the date of grant. No awards may be granted under the 2006 LTIP after 2016.

*

29,153,036 shares available under the Lowe’s Companies Employee Stock Purchase Plan — Stock Options for Everyone. Eligible employees may purchase shares of Common Stock through after-tax payroll deductions. The purchase price of this stock is equal to 85% of the closing price on the date of purchase for each semi-annual stock purchase period.

RELATED-PARTY TRANSACTIONS

Policy and Procedures for Review, Approval or Ratification of Related-Party Transactions

The Company has a written policy and procedures for the review, approval or ratification of any transactions that could potentially be required to be reported under the rules of the SEC for disclosure of transactions in which related persons have a direct or indirect material interest (the “Policy”). Related persons include directors and executive officers of the Company and members of their immediate families. The Company’s Chief Legal Officer and Chief Compliance Officer is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers about any such transactions. He is also responsible for making a recommendation, based on the facts and circumstances in each instance, on whether the Company or the related person has a material interest in the transaction.

The Policy, which is administered by the Governance Committee of the Board of Directors, includes several categories of pre-approved transactions with related persons, such as employment of executive officers and certain banking-related services. For transactions that are not pre-approved, the Governance Committee, in determining whether to approve or ratify a transaction with a related person, takes into account, among other things, (A) whether the transaction would violate the Company’s Code of Business Conduct and Ethics, (B) whether the transaction is on terms no less favorable than terms generally available to or from an unaffiliated third party under the same or similar circumstances and (C) the extent of the related person’s interest in the transaction as well as the importance of the interest to the related person. No director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.

Approved Related-Party Transactions

Ronnie E. Damron, the Company’s Senior Vice President of Multi-Channel Testing and Commercialization, is the brother of Rick D. Damron, the Company’s Chief Operating Officer. For the 2012 fiscal year, Ronnie E. Damron received a base salary of $282,000 and an annual incentive award of $170,822. He also received a matching contribution of $9,680 under the Company’s Benefit Restoration Plan and a grant of (i) non-qualified options to purchase 15,000 shares at an exercise price of $28.38 per share, (ii) 3,000 shares of time-based restricted stock and (iii) 3,000 performance share units. His compensation was established by the Company in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. The Compensation Committee of the Board, which is comprised entirely of independent directors, reviews and approves the compensation paid to him. His brother, Rick D. Damron, does not have a material interest in the Company’s employment relationship with Ronnie E. Damron, nor does he share a home with him.

The Company paid approximately $78.4 million in the fiscal year ended February 1, 2013 to ECMD, Inc., a vendor to the Company for over 30 years, for millwork and other building products. A brother-in-law of Gregory M. Bridgeford, the Company’s Chief Customer Officer, is a senior officer and owner of less than 5% of the common stock of ECMD, Inc. Although the Company’s Chief Merchandising Officer reports to Mr. Bridgeford, neither Mr. Bridgeford nor his brother-in-law, Todd Meade, has any direct business relationship with the transactions between ECMD, Inc. and the Company. Lowe’s Code of Business Conduct and Ethics provides that an employee should not act on behalf of the Company in any transaction with another organization in which an immediate family member of the employee has a material financial interest or by which an immediate family member is employed in a management or sales and marketing position. We believe the terms upon which Lowe’s makes its purchases from ECMD, Inc. are comparable to, or better than, the terms upon which ECMD, Inc. sells products to its other customers, and upon which Lowe’s could obtain comparable products from other vendors. The Governance Committee of the Company’s Board of Directors has reviewed all of the material facts and ratified the transactions with ECMD, Inc. that occurred in the last fiscal year and approved the transactions that will occur in the current fiscal year.

AUDIT MATTERS

Report of the Audit Committee

This report by the Audit Committee is required by the rules of the SEC. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, and it is not to be otherwise deemed filed under either such Act.

The Audit Committee has five members, all of whom are independent directors as defined by the Categorical Standards, Section 303A.02 of the NYSE Listed Company Manual and Rule 10A-3(b)(1)(ii) of the Exchange Act. Each member of the Audit Committee is “financially literate,” as that term is defined by the rules of the NYSE, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert” as such term is defined by the SEC, and has designated Peter C. Browning, Chairman of the Audit Committee, as an “audit committee financial expert.”

The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the Company’s independent registered public accounting firm, determines duties and responsibilities of the internal auditors, reviews financial statements and accounting principles being applied thereto and reviews audit results and other matters relating to internal control and compliance with the Company’s Code of Business Conduct and Ethics.

In carrying out its responsibilities, the Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements with management;

•

met periodically with the Company’s Vice President of Internal Audit and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting;

•

discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T and the matters required to be reported to the Audit Committee by the independent registered public accounting firm pursuant to SEC Regulation S-X, Rule 2.07;

•

received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

•

reviewed and discussed with management and the independent registered public accounting firm management’s report and the independent registered public accounting firm’s report on our internal control over financial reporting and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions noted above and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2013.

Peter C. Browning, Chairman

Raul Alvarez

David W. Bernauer

Leonard L. Berry

Richard W. Dreiling

Fees Paid to the Independent Registered Public Accounting Firm

The aggregate fees billed to the Company for the last two fiscal years by the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, were:

	2012	2011
Audit Fees(1)	$2,737,213	$2,385,913
Audit-Related Fees(2)	$257,142	$258,931
Tax Fees	0	0
All Other Fees	0	0

(1)

Audit fees consist of fees billed by the independent registered public accounting firm for professional services for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services provided by the independent registered public accounting firm in connection with the Company’s statutory filings for the last two fiscal years. Audit fees also include fees for professional services rendered for the audit of our internal control over financial reporting.

(2)

Audit-related fees consist of fees billed by the independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and include audits of the Company’s employee benefit plans and other consultations concerning financial accounting and reporting standards.

The Audit Committee has considered whether the provision of this level of audit-related and tax compliance, advice and planning services is compatible with maintaining the independence of Deloitte. The Audit Committee, or the Chairman of the Audit Committee pursuant to a delegation of authority from the Audit Committee set forth in the Audit Committee’s charter, approves the engagement of Deloitte to perform all such services before Deloitte is engaged to render them.

PROPOSAL TWO:

TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte to serve as the Company’s independent registered public accounting firm for fiscal year 2013. Deloitte has served as the Company’s independent registered public accounting firm since 1982 and is considered by management to be well qualified.

Although shareholder ratification of the Audit Committee’s appointment of Deloitte as our independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Board of Directors is submitting the appointment of Deloitte to the shareholders for ratification. If the shareholders fail to ratify the Audit Committee’s appointment, the Audit Committee will reconsider whether to retain Deloitte as the Company’s independent registered public accounting firm. In addition, even if the shareholders ratify the appointment of Deloitte, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.

Representatives of Deloitte are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

PROPOSAL THREE:

TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

We encourage you to review the complete description of the Company’s executive compensation program provided in the “Executive Officer Compensation” section of this Proxy Statement (pages 20 through 40).

The fundamental objectives of the Company’s executive compensation program are to:

•	Maximize long-term shareholder value;

•

Align executive compensation with the Company’s business strategies, including delivering differentiated customer experiences, ensuring seamless integration between all selling channels and driving returns on invested capital;

•	Attract and retain executives who have the requisite leadership skills to support the Company’s strategic and long-term value creation objectives;

•	Provide compensation that is positioned commensurately with the Company’s performance and the contributions made by executives toward that performance;

•	Provide an opportunity for executives to acquire and hold meaningful amounts of Company stock; and

•	Ensure the pay program does not promote inappropriate risk-taking.

The “Executive Officer Compensation” section of this Proxy Statement provides a thorough description of how the Compensation Committee has designed and administered the executive compensation program to meet these objectives. That section includes an assessment performed by the Compensation Committee’s independent compensation consultant of the relationship between the compensation of our Chief Executive Officer and Company performance over time. The assessment shown on page 30 indicates that Lowe’s Chief Executive Officer pay has historically been and continues to be strongly aligned with the Company’s performance and shareholder interests.

At the Company’s Annual Meeting of Shareholders held in June 2012, we provided our shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executives (commonly known as a “say-on-pay” vote), and our shareholders overwhelmingly approved the Company’s executive compensation with more than 95% of the votes cast in favor. At the 2011 Annual Meeting, we also asked our shareholders to indicate whether a say-on-pay vote should occur every one, two or three years, with our Board of Directors recommending an annual advisory vote. Because our Board of Directors views it as a good corporate governance practice, and because at our 2011 Annual Meeting more than 88% of the votes cast were in favor of an annual advisory vote, you will again have the opportunity at the Annual Meeting to provide feedback to the Compensation Committee on the Company’s executive compensation program by endorsing or not endorsing the compensation of the named executives through a non-binding vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion (pages 20 through 40), is hereby APPROVED.

Even though the result of the say-on-pay vote is non-binding, the Compensation Committee values the opinions that shareholders express in their votes and will carefully consider the outcome of the vote when making future executive compensation decisions.

The Board recommends a vote “FOR” the resolution. Unless otherwise specified, proxies will be voted FOR the resolution.

PROPOSAL FOUR:

TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL

REGARDING EXECUTIVE STOCK RETENTION REQUIREMENTS

John Chevedden (the “Proponent”) has informed us that he intends to submit the following shareholder proposal at the Annual Meeting, which is printed exactly as it was submitted. The address and number of the Company’s shares held by the Proponent will be promptly provided upon oral or written request made to our Secretary. The Board of Directors recommends voting AGAINST the proposal. Unless otherwise specified, proxies will be voted AGAINST the proposal.

Proposal Four — Executives To Retain Significant Stock

Resolved: That shareholders urge the Compensation Committee of our Board of Directors to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until reaching normal retirement age and to report to shareholders regarding the policy before the Company’s next annual meeting of shareholders. For the purpose of this policy, normal retirement age shall be defined by the Company’s qualified retirement plan that has the largest number of plan participants. The shareholders recommend that the Committee adopt a share retention percentage requirement of at least 25% of net after-tax shares.

The policy should prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate the Company’s existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

Requiring senior executives to hold a significant portion of stock obtained through executive pay plans would focus our executives on our company’s long-term success. A Conference Board Task Force report on executive pay stated that hold-to-retirement requirements give executives “an ever-growing incentive to focus on long-term stock price performance.”

It may be helpful to consider this proposal in the context of our Company’s overall corporate governance as reported in 2012:

GMT/The Corporate Library, an independent investment research firm, rated our company “High Concern” in Executive Pay — $11 million for our Chief Executive Officer Robert Niblock. Mr. Niblock received $6 million in restricted stock and stock options, both of which simply vest over time without job performance requirements. Equity pay given as a long-term incentive should include job performance requirements and market-priced stock options may pay off due to a rising market alone, regardless of an executive’s job performance. A significant portion (20%) of annual incentive pay was given subjectively. Mr. Niblock had a potential $32 million entitlement under a change-in-control.

Dawn Hudson and Peter Browning were potentially overboarded. Each worked on the boards of 4 large companies. This in turn led Ms. Hudson to 8 board committee seat assignments and Mr. Browning to a whopping 12 board committee seat assignments. Robert Johnson’s resume included his involvement with the US Airways bankruptcy which questions how he could be a strong director. Four directors had 11 to 14 years long-tenure and held 8 seats on our most powerful board committees. Director independence erodes after 10-years. GMT said long-tenure could hinder directors’ ability to provide effective oversight. A more independent perspective would be a priceless asset for our directors.

Our 10-member nomination committee negated the benefit of the more typical, smaller committee structure which adds an additional layer of review on major decisions. Eric Wiseman, Raul Alvarez and Robert Johnson did not own any stock which could be a statement that they had better judgment than shareholders. Marshall Larsen led in receiving our highest negative votes and Peter Browning came in second in negative votes.

Please vote to protect shareholder value: Executives To Retain Significant Stock — Proposal Four

Lowe’s Board of Directors’ Statement OPPOSING this Proposal

Lowe’s Board of Directors has carefully considered this proposal and, while it agrees with the Proponent that executive officers should own appropriate amounts of the Company’s Common Stock to align their interests with those of the Company’s shareholders, the Board believes that adopting this proposal is unnecessary. The combination of the Company’s rigorous stock ownership guidelines for its senior executives during their employment by the Company and the Company’s policy of continued vesting of stock awards on their original vesting schedule following an executive’s retirement (as opposed to immediate, accelerated vesting upon retirement) establish a strong and continuing link between our executives’ and our shareholders’ financial interests both while the executives are employed by the Company and for a period of years after they retire. Accordingly, the Board recommends that you vote AGAINST this proposal.

The Compensation Committee of Lowe’s Board of Directors, comprised solely of independent directors, believes strongly in pay for performance and administers the executive compensation program with the pay for performance philosophy firmly in mind. As more fully discussed in this Proxy Statement in “Compensation Discussion and Analysis — Stock Ownership Guidelines,” one of the key elements of the Company’s executive compensation program that supports the pay for performance philosophy is the stock ownership guidelines that apply to all senior vice presidents and above of the Company, which require executives to become and remain meaningfully invested in Company stock. The stock ownership levels are: ten times base salary for the Chairman, President and Chief Executive Officer (currently, $11 million of Company stock), five times base salary for the Chief Customer Officer and Chief Operating Officer, four times base salary for executive vice presidents and two times base salary for all senior vice presidents. These executives may not sell the net shares resulting from a restricted stock vesting event or stock option exercise until the ownership requirement has been satisfied. All of Lowe’s named executive officers were in compliance with the stock ownership guidelines for fiscal year 2012. As of March 8, 2013, the Company’s Chairman, President and Chief Executive Officer beneficially owned 1,683,215 shares of Common Stock with a market value as of that date equal to approximately 60 times his base salary.

The Board believes the Company’s stock ownership guidelines for its senior executives are significantly higher than the stock ownership requirements of the group of peer companies against which the Company has benchmarked its guidelines. For example, the average stock ownership requirement for the Chief Executive Officer in the group of peer companies is only five times base salary compared to the Company’s guideline of ten times base salary. And, the average requirement for other named executive officers in the peer group of companies is only three times base salary compared to the Company’s guideline of four times base salary.

In addition to the Company’s rigorous stock ownership guidelines, the Company’s executive compensation program has been designed and is administered so that the unvested stock awards held by a retiring executive do not vest immediately upon retirement. Instead, upon a board approved retirement, an executive’s unvested stock awards vest on the original vesting schedule, absent an intervening change-in-control. In most cases, the original vesting schedule for these stock awards would continue for a period longer than one year after the executive’s retirement. The Board believes this continued vesting approach, as opposed to immediate, accelerated vesting of all stock awards upon retirement, prevents an executive from timing his or her retirement for short-term financial gain and ensures the executive’s opportunity for financial gain from his or her previously granted, unvested stock awards remains tied to the Company’s long-term success.

For example, if the Company’s Chairman, President and Chief Executive Officer, Robert Niblock, were to have retired on March 1, 2013 with Board approval, his previously-granted, unvested stock awards would not have fully vested until March 1, 2015, two years after the date of his retirement. Approximately 50% of his unvested stock awards at March 1, 2013 were stock options, the ultimate value of which will depend upon the market value of the Company’s Common Stock at the vesting dates of March 1, 2014 and March 1, 2015. Approximately 24% of his unvested stock awards were in the form of performance-based restricted stock, which the Compensation Committee added in March 2011 to the mix of annual stock awards to the Company’s executives. These stock awards will vest on March 1, 2014 and March 1, 2015 only if the performance criteria established at the date of grant by the Compensation Committee are met by the Company during the periods from 2011 through 2013 and 2012 through 2014. This example, which would be equally applicable as well to the Company’s other senior executives, supports the Board’s belief that the continued, post-retirement vesting creates a stronger tie to the Company’s continuing financial success for an executive than would adopting a policy, such as the one the Proponent is proposing, that would only require the executive to hold a percentage of Company stock acquired through stock awards until reaching normal retirement age.

The Company’s executive compensation program has also been designed such that a meaningful portion of our executives’ compensation is variable or “performance-based,” in that the receipt or value of that compensation is dependent upon the attainment by the Company of specific performance goals. Specifically, with respect to the Company’s named executive officers, who are the most senior management employees of the Company and who each have the ability to impact the performance of the Company, the largest share of their compensation is variable, performance-based compensation. Approximately 90% of our Chairman, President and Chief Executive Officer’s total compensation and approximately 81% of our executive vice presidents’ total compensation is performance-based. Moreover, the long-term stock-based compensation opportunities of our named executive officers, as a percentage of base salary, are greater than the annual incentive compensation opportunities. The Compensation Committee believes this greater weight on long-term stock-based awards encourages longer-term, strategic action by the executives.

The Company maintains additional governance and compliance practices, which, among other things, include (i) controls over executive stock awards and ownership and (ii) a policy on the recoupment of incentive compensation in the event of a significant restatement of the Company’s financial results. The Company’s controls over executive equity awards and ownership prohibit any executive from: (a) using Company stock as collateral for any purpose, including in a margin account; (b) engaging in short sales of Company stock; (c) engaging in hedging transactions in publicly-traded options that are based on the trading price of Lowe’s stock, such as puts, calls and other derivative securities; or (d) entering standing purchase or sell orders for Company stock except for a brief period of time during open window periods. The Company’s recoupment policy requires the Board of Directors to review any incentive compensation that was provided to executive officers on the basis of the Company having met or exceeded specific performance targets during a performance period that is subject to a significant restatement. If (1) the incentive compensation would have been lower had it been based on the restated financial results and (2) the Board determines that an executive officer engaged in fraud or intentional misconduct that caused or substantially caused the need for the restatement, then the Board is required, to the extent practicable, to seek to recover, for the benefit of the Company, the portion of such compensation that would not have been earned had the incentive compensation been based on the financial results as restated.

The Board believes that the Company’s current stock ownership guidelines, together with our performance-based executive compensation program that provides for continued, post-retirement vesting of stock awards, already accomplish the stated goal of the Proponent to focus our executives on the Company’s long-term success, making the adoption of the proposal unnecessary.

For all these reasons, the Board of Directors recommends a vote AGAINST this proposal.

ADDITIONAL INFORMATION

Solicitation of Proxies

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mail, the Company may solicit proxies by personal interview, telephone and similar means. No director, officer or employee of the Company will be specially compensated for these activities. The Company may reimburse brokers or other persons holding stock in their names or in the names of nominees for their expense in sending proxy materials to principals and obtaining their proxies. The Company has engaged the proxy soliciting firm of Georgeson Shareholder Communications Inc. to assist in distributing proxy materials and soliciting proxies for the Annual Meeting at an anticipated cost of $8,500 (plus handling fees).

Voting of Proxies

When a choice is specified with respect to any matter to come before the Annual Meeting, the shares represented by the proxy will be voted in accordance with such specifications.

When a choice is not so specified, the shares represented by the proxy will be voted “FOR ALL” nominees named in Proposal One, “FOR” Proposals Two and Three and “AGAINST” Proposal Four, as set forth in the Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders and proxy or voting instruction card.

Management is not aware that any matters other than those specified herein will be presented for action at the Annual Meeting, but if any other matters do properly come before the Annual Meeting, the proxyholders will vote upon those matters in accordance with their best judgment.

In the election of directors, a specification to withhold authority to vote for the slate of nominees named on the proxy or voting instruction card will not constitute an authorization to vote for any other nominee.

Delivery of Proxy Materials

As permitted by the Exchange Act, only one copy of this Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials, is being delivered to shareholders residing at the same address, unless such shareowners have notified the Company of their desire to receive multiple copies of the Proxy Statement and Annual Report or Notice.

The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials to any shareholder residing at an address to which only a single copy was mailed. Requests for additional copies and/or requests for multiple copies of the Proxy Statement and Annual Report or Notice in the future should be directed to our Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, (704) 758-1000.

Shareholders residing at the same address and currently receiving multiple copies of the Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials may contact our Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, (704) 758-1000, to request that only a single copy of the Proxy Statement and Annual Report or Notice be mailed in the future.

Electronic Delivery of Proxy Materials

Shareholders can elect to view future proxy materials and annual reports over the Internet instead of receiving paper copies in the mail. If you received a paper copy of this year’s proxy materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided on your proxy or voting instruction card. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided when you vote online at the Internet site address listed on your Notice.

Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate  it.

SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Proposals of shareholders intended to be included in the Company’s proxy statement for its 2014 Annual Meeting of Shareholders must be received by the Company on or before December 16, 2013. Such proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to the attention of Gaither M. Keener, Jr., Chief Legal Officer, Chief Compliance Officer and Secretary, at the Company’s principal executive offices, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, or faxed to his attention at (704) 757-0598.

In addition, shareholder proposals and shareholder nominations for candidates for election as directors submitted for consideration at the 2014 Annual Meeting of Shareholders but not submitted for inclusion in our 2014 Proxy Statement pursuant to Rule 14a-8 generally must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Annual Meeting. As a result, notice given by a shareholder pursuant to the provisions of the Company’s Bylaws (other than notice pursuant to Rule 14a-8) must be received no earlier than January 1, 2014 and no later than January 31, 2014. However, if the date of the 2014 Annual Meeting of Shareholders is moved more than 30 days before or more than 60 days after May 31, 2014, then notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. Shareholder proposals must include the specified information concerning the proposal or nominee as described in the Company’s Bylaws.

ANNUAL REPORT

The Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended February 1, 2013, accompanies this Proxy Statement. The Annual Report is also posted at the following website addresses: www.Lowes.com/investor and www.proxyvote.com. The Annual Report and the Form 10-K, which contains our consolidated financial statements and other information about us, are not incorporated by reference in this Proxy Statement and are not to be deemed a part of the proxy soliciting material. The Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended February 1, 2013 is also available upon written request addressed to Lowe’s Companies, Inc., Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117.

MISCELLANEOUS

The information referred to in this Proxy Statement under the captions “Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted under the Exchange Act) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by Lowe’s under the Exchange Act or the Securities Act, shall not be deemed to be incorporated by reference in any such filing.

By order of the Board of Directors,

Gaither M. Keener, Jr.

Chief Legal Officer,

Chief Compliance Officer & Secretary

Mooresville, North Carolina

April 15, 2013

APPENDIX A

CATEGORICAL STANDARDS

FOR DETERMINATION

OF

DIRECTOR INDEPENDENCE

CATEGORICAL STANDARDS FOR DETERMINATION OF DIRECTOR INDEPENDENCE

It has been the long-standing policy of Lowe’s Companies, Inc. (the “Company”) to have a substantial majority of independent directors. No director qualifies as independent under the New York Stock Exchange (“NYSE”) corporate governance rules unless the board of directors affirmatively determines that the director has no material relationship with the Company. The NYSE’s corporate governance rules include several “bright line” tests for director independence. No director who has a direct or indirect relationship that is covered by one of those tests shall qualify as an independent director.

* * * *

The Board of Directors has determined that the following relationships with the Company, either directly or indirectly, will not be considered material relationships for purposes of determining whether a director is independent:

•

Relationships in the ordinary course of business.    Relationships involving (1) the purchase or sale of products or services or (2) lending, deposit, banking or other financial service relationships, either by or to the Company or its subsidiaries and involving a director, his or her immediate family members, or an organization of which the director or an immediate family member is a partner, shareholder, officer, employee or director if the following conditions are satisfied:

•

any payments made to, or payments received from, the Company or its subsidiaries in any single fiscal year within the last three years do not exceed the greater of (i) $1 million or (ii) 2% of such other organization’s consolidated gross revenues;

•

the products and services are provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available either to similarly situated customers or current employees;

•	the relationship does not involve consulting, legal, or accounting services provided to the Company or its subsidiaries; and

•

any extension of credit was in the ordinary course of business and was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other similarly situated borrowers.

•

Relationships with organizations to which a director is connected solely as a shareholder or partner.    Any other relationship between the Company or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder, member or partner as long as the director is not a principal shareholder or partner of the organization. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote more than 10% of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote a 25% or more general partnership interest, or more than a 10% overall partnership interest. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

A-1

•

Contributions to charitable organizations.    Contributions made or pledged by the Company, its subsidiaries, or by any foundation sponsored by or associated with the Company or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee if the following conditions are satisfied:

•

within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year; and

•	the charitable organization is not a family foundation created by the director or an immediate family member.

For purposes of this categorical standard, contributions made to any charitable organization pursuant to a matching gift program maintained by the Company or by its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries shall not be included in calculating the materiality threshold set forth above.

•

Equity relationship.    If the director, or an immediate family member, is an executive officer of another organization in which the Company owns an equity interest, and if the amount of the Company’s interest is less than 10% of the total voting interest in the other organization.

•

Stock ownership.    The director is the beneficial owner (as that term is defined under Rule 13d of the Securities Exchange Act of 1934, as amended) of less than 10% of the Company’s outstanding capital stock.

•	Other family relationships. A relationship involving a director’s relative who is not an immediate family member of the director.

•	Employment relationship. The director has not been an employee of the Company or any of its subsidiaries during the last five years.

•

Employment of immediate family members.    No immediate family member of the director is a current employee, or has been an executive officer during the last five years, of the Company or any of its subsidiaries.

•

Relationships with acquired or joint venture entities.    In the last five years, the director has not been an executive officer, founder or principal owner of a business organization acquired by the Company, or of a firm or entity that was part of a joint venture or partnership including the Company.

•

Voting arrangements.    The director is not a party to any contract or arrangement with any member of the Company’s management regarding the director’s nomination or election to the Board, or requiring the director to vote with management on proposals brought before the Company’s shareholders.

Definitions of Terms Used in these Categorical Standards

•

“Immediate Family Member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

•

“Executive Officer” means the president, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other person who performs similar policy-making functions for an organization.

A-2

Important Information Concerning the Lowe’s Annual Meeting

Check-in begins: 8:30 a.m., Eastern Time	Meeting begins: 10:00 a.m., Eastern Time

•	Lowe’s shareholders, including joint holders, as of the close of business on March 28, 2013, the record date for the Annual Meeting, are entitled to attend the Annual Meeting on May 31, 2013.

•	All shareholders and their proxies should be prepared to present photo identification for admission to the meeting.

•

If you are a record holder or a participant in the Company’s 401(k) Plan, Employee Stock Purchase Plan or Direct Stock Purchase Program, your share ownership will be verified against a list of record holders or plan or purchase program participants as of the record date prior to your being admitted to the Annual Meeting.

•

If you are not a record holder or a participant in one of the Company’s plans or purchase programs, but hold shares through a broker, trustee or nominee, you will be asked to present proof of beneficial ownership of Lowe’s shares as of the record date, such as your most recent brokerage statement prior to March 28, 2013 or other evidence of ownership.

•	Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on March 28, 2013.

•	Failure to present identification or otherwise comply with the above procedures will result in exclusion from the Annual Meeting.

THANK YOU FOR YOUR INTEREST AND SUPPORT — YOUR VOTE IS IMPORTANT.

Directions to the Ballantyne Hotel,

10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277

From Charlotte Douglas International Airport:

Take the airport freeway to Billy Graham Parkway South (you will exit to your right) and continue approximately 8 miles. Take I-77 South to I-485 East, take Exit 61 Johnston Road and turn right onto Johnston Road. The Ballantyne Hotel is on your left at the first traffic light.

From 1-85 North:

Take I-85 North to I-485 South to Exit 61 Johnston Road. Turn right onto Johnston Road and turn left at the next light into the Ballantyne Hotel.

From 1-85 South:

From I-85 South take the I-485 South/West exit at Concord, North Carolina and continue on I-485 to Exit 61 B Johnston Road (2nd exit under bridge). Turn right onto Johnston Road (headed South) and the Ballantyne Hotel is on your left at the second traffic light.

From 1-77 South:

Take I-77 South to I-485 East, take Exit 61 Johnston Road and turn right onto Johnston Road. The Ballantyne Hotel is on your left at the first traffic light.

From 1-77 North:

Take I-77 North to I-485 East, take Exit 61 Johnston Road and turn right onto Johnston Road. The Ballantyne Hotel is on your left at the first traffic light.

Printed on Recycled Paper

Lowe’s and the gable design are registered trademarks of LF, LLC.

Lowe’s

1000 LOWE’S BOULEVARD

MAIL CODE: NB7IR

MOORESVILLE, NC 28117

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 30, 2013. Have your proxy card in hand when you access the web site and then follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 30, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IF VOTING BY MAIL, YOU MUST COMPLETE ITEMS 1-4 BELOW AND DATE AND SIGN IN THE SPACE PROVIDED AT THE BOTTOM OF THIS CARD.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Lowe’s Companies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M57508-P37660

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

LOWE’S COMPANIES, INC.

For All Withhold All For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Lowe’s Board of Directors recommends you vote FOR ALL of the listed nominees:

1. Election of Directors

Nominees:

01) Raul Alvarez 07) Robert L. Johnson

02) David W. Bernauer 08) Marshall O. Larsen

03) Leonard L. Berry 09) Richard K. Lochridge

04) Peter C. Browning 10) Robert A. Niblock

05) Richard W. Dreiling 11) Eric C. Wiseman

06) Dawn E. Hudson

Lowe’s Board of Directors recommends you vote FOR the following proposals: For Against Abstain

2. Ratication of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2013.

3. Advisory approval of the Company’s executive compensation.

Lowe’s Board of Directors recommends you vote AGAINST the following proposal:

4. Shareholder proposal regarding executive stock retention requirements.

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Yes No

Please indicate if you plan to attend this meeting.

Authorized Signatures - You must date and sign below for your instructions to be executed.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such, and where more than one name appears, each should sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

M57509-P37660

2013 Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF LOWE’S BOARD OF DIRECTORS

The undersigned hereby appoints Gaither M. Keener, Jr. and Robert F. Hull, Jr., and each of them, as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Lowe’s Companies, Inc. held of record by the undersigned at the close of business on March 28, 2013, at the Annual Meeting of Shareholders to be held on May 31, 2013 or any adjournment or postponement thereof. The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof, exercising their discretion as set forth in the Notice of 2013 Annual Meeting of Shareholders and Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR ALL” nominees named in Proposal 1, “FOR” Proposals 2 and 3 and “AGAINST” Proposal 4 and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

This card also constitutes voting instructions to Wells Fargo Bank N.A., the Trustee of the Lowe’s 401(k) Plan, to vote the shares of Common Stock of Lowe’s Companies, Inc., if any, allocated to the undersigned’s 401(k) account pursuant to the instructions on the reverse side. Any allocated shares for which no instructions are timely received will be voted by the Trustee in the manner directed by the Lowe’s administrative committee.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET.

(Items to be voted appear on reverse side.)